                                                                   EXHIBIT 10.13

                               LICENSE AGREEMENT

                         OPTIVAX(R) COPOLYMER ADJUVANT










VAXCEL, INC.                               CORIXA CORPORATION
154 Technology Parkway                     1124 Columbia Street, Suite 464
Norcross, GA 30092                         Seattle, WA 98104
Ph: 770-453-0195                           Ph: 206-667-5717
Fax: 770-453-0194                          Fax: 206-667-5715
Contact: Paul Wilson                       Contact: Mark McDade




                                 APRIL, 1996

                               LICENSE AGREEMENT

                        (Optivax(R) Copolymer Adjuvant)

         THIS OPTIVAX LICENSE AGREEMENT (the "Agreement") is made and executed on 9 April 1996 ("Effective Date") by and between VAXCEL, INC., a Delaware corporation, having a principal place of business at 154 Technology Parkway, Technology Park/Atlanta, Norcross, Georgia 30092 ("Vaxcel") and CORIXA CORPORATION, a Delaware corporation, having a principal place of business at 1124 Columbia Street, Suite 464, Seattle, Washington 98104 ("Corixa").


                                    RECITALS


         WHEREAS, Vaxcel has obtained from CytRx Corporation ("CytRx") an exclusive, worldwide right and license under the Copolymer Patents to use, and to sublicense others the right to use, the Copolymer as a Human Vaccine Adjuvant.

         WHEREAS, Vaxcel has provided Corixa with a letter from CytRx in connection with the execution of the Agreement, attached hereto as Exhibit I.

         WHEREAS, Corixa owns or controls certain vaccine and adjuvant technology useful in the fields of cancer and infectious diseases.

         WHEREAS, Corixa wishes to obtain a license to use the Technology in the Field in order to develop the Product(s) to a certain stage and then license the Product(s) in order that the Sublicensee(s) can further develop, gain regulatory approval, market, manufacture, distribute, use and sell the Product(s) in the Territory and Vaxcel is willing to provide such license to Corixa, subject to the terms and conditions set forth herein.

         WHEREAS, to induce Vaxcel to grant Corixa a license to the Technology, Corixa will issue to Vaxcel concurrently with the execution of this Agreement warrants to purchase up to 500,000 shares of Corixa Series A Preferred Stock in accordance with that certain Warrant Agreement (the "Warrant") dated as of the Effective Date in the form attached hereto as Exhibit II.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


For the purposes of this Agreement, the following terms shall have the corresponding meaning set forth below:

1.1 "Affiliate" shall mean, when used with reference to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise.

1.2 "Copolymer" shall mean all technology covered by the Copolymer Patents that is related to the polyoxyethylene/polyoxypropylene copolymer designated by Vaxcel as CRL-1005, as more specifically described in
         Exhibit III hereto.

1.3 "Copolymer Patents" shall mean the patents and patent applications on the Copolymer set forth in Exhibit IV hereto, and all patents issuing upon such applications, and all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing and all foreign counterparts of any of the foregoing.

1.4 "Corixa Material" shall mean (a) any and all antigens owned or controlled by Corixa on the Effective Date and/or during the term of the Agreement in the disease areas in the Field; (b) LeIF Adjuvant;
         (c) Microspheres; and (d) Non-Corixa Human Vaccine Adjuvants.





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1.5      "Corixa Material Information" shall mean any and all technical data, scientific data and information relating to the Corixa Material in the Field which is under the control of Corixa at any time during the term of this Agreement, and which is necessary to the Development Program for the Product(s).

1.6 "Corixa Material Patents" shall mean the patents and patent applications on the Corixa Material set forth on Exhibit V hereto, and all patents issuing upon such applications, and all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing and all foreign counterparts of any of the foregoing.

1.7 "Development Program" shall mean any and all efforts and activities necessary to commercialize the Product(s), including, but not limited to, preclinical studies, formulations work, human clinical testing, laboratory studies, regulatory activities, Product manufacturing, etc.

1.8 "Effective Date" shall mean the date specified in the introduction to the Agreement.

1.9 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereto.

1.10 (i) "Field A" shall mean use of the Technology with the Corixa Material in a human injectable and/or intranasally-delivered vaccine for the following disease areas:

                 (a)   Tuberculosis
                 (b)   Leishmaniasis
                 (c)   Malaria





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
         (ii) "Field B" shall mean use of the Technology in the cancer field with the following Corixa Material in a human injectable and/or intranasally-delivered vaccine:

                 (a) Corixa Material covered by any claim of any of the University of Washington Patents related to HER2/neu set forth on Exhibit V, and analogs and homologs thereof;

                 (b) Corixa Material that is full or partial segments of ras and are covered by any claim of any of the WRF Patents related to ras set forth on Exhibit V, and analogs and homologs thereof;

                 (c) Corixa Material that is full or partial segments of bcr-abl or P53 and are covered by any claim of any of the WRF Patents related to bcr-abl or P53 set forth on Exhibit V, and analogs and homologs thereof;

                 (d) Corixa Material that is full or partial segments and are covered by any claim of any of the WRF Patents, except as related to ras, P53 or bcr-abl, set forth on Exhibit V and analogs and homologs thereof;

                 (e) Corixa Material covered by any claim of any of the University of Pittsburgh Patents related to Muc-1 set forth on
                 Exhibit V, and analogs and homologs thereof;

                 (f) Corixa Material related to breast cancer and covered by any claim of any of the Corixa Patents set forth on Exhibit V, and analogs and homologs thereof; and

                 (g) Corixa Material related to prostate cancer and covered by any claim of any of the Corixa Patents set forth on Exhibit V, and analogs and homologs thereof.

         For purposes of this Agreement, each of the above tumor associated or tumor specific antigens shall individually be a separate disease area.





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
         (iii) "Field C" shall mean use of the Technology in human injectable and/or intranasally-delivered vaccines with additional antigens useful in the cancer field discovered or in-licensed by Corixa during the term of this Agreement, provided such cancer antigens are wholly-owned or licensed exclusively to Corixa.

         For purposes of this Agreement, each additional tumor associated or tumor specific antigen discovered or in-licensed by Corixa, if any, shall individually be a separate disease area.

         (iv) "Field" shall mean Field A, Field B, and Field C. Field shall exclude any other uses of the Technology, and specifically shall exclude: (a) use for injectable or intranasal delivery of antigens or disease areas other than those described in the Field, and (b) use for oral or other non-injectable / non-nasal routes of delivery of any antigens or disease areas, including those described in the Field.

1.11 "Human Vaccine Adjuvant" shall mean a compound(s) that augments or modulates an immune response when administered in conjunction with the Corixa Material in a vaccine formulated for use in humans.

1.12 "Improvements" shall mean any and all new or useful processes, formulations, manufacturing methods, compositions of matter or methods of use which are first conceived, reduced to practice or developed during the term of this Agreement.

1.13 "LeIF Adjuvant" shall mean the technology covered by the patents and patent applications set forth on Exhibit V hereto as the Corixa LeIF Adjuvant Patents, and all patents issuing upon such applications, and all continuations, continuations-in- part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing and all foreign counterparts of any of the foregoing.

1.14 "Microspheres" shall mean the technology covered by the patents and patent applications set forth on Exhibit V hereto as the Corixa Microspheres Patents, and all patents issuing upon such applications, and all continuations, continuations-in- part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing and all foreign counterparts of any of the foregoing.





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
1.15 "Net Sales" shall mean the gross amount recognized by Sublicensees and its Affiliates for the sale or other disposition of the Product(s) to an unaffiliated third party (as determined by generally accepted accounting principles), less the following deductions for amounts actually incurred related to the sale or other disposition:

                 (i) normal, customary trade discounts (including volume discounts), credits and rebates and allowances and adjustments for rejections, recalls, or returns;

                 (ii) reasonable freight and insurance costs and any sales, use, excise, value-added, and similar taxes and duties imposed on the sale of the Product(s) and included in the gross amount charged and government-mandated vaccine insurance premiums;

                 (iii) amounts, at standard cost, for devices sold in combination with the Product(s), and not billed separately therefor, including, but not limited to, prefilled syringes and ex vivo cell separation and selection devices.

1.16 "Non-Corixa Human Vaccine Adjuvant" shall mean a proprietary Human Vaccine Adjuvant which Corixa licenses from a third party to further augment or modulate the immune response of the Product(s). Non-Corixa Human Vaccine Adjuvant specifically excludes LeIF Adjuvant, Microspheres, and non-proprietary adjuvants such as salts of aluminum (i.e., alum).

1.17 "Optivax" means any technology or know-how which utilizes, is based on or arises out of use of the Copolymer. Optivax shall include any of the foregoing technology or know-how that is incorporated in or used in conjunction with the Product(s), other than the Corixa Material, which affects or may affect the stability, pharmacokinetics, pharmacodynamics, efficacy, potency, safety, absorption or other activities of the Corixa Material.

1.18 "Optivax Information" shall mean any and all technical data, scientific data and information relating to the Copolymer and Optivax in the Field which is under the control of Vaxcel at any time during the term of this Agreement, and which is necessary to the Development Program for the Product(s).





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
1.19 "Optivax Supply Agreement" shall mean a Supply Agreement between Vaxcel and a Sublicensee for the manufacture and supply of the Copolymer, a draft copy of which is attached hereto as Exhibit VI.

1.20 "Person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

1.21 "Product(s)" shall mean the human vaccine(s) in which the Corixa Material is incorporated, combined with, or otherwise uses the Technology in the Field.

1.22 "PLA" shall mean a vaccine Product License Application filed with the FDA or other international regulatory agencies.

1.23 "Product Information" shall mean any information developed by either party on the Product(s) during the term of this Agreement. By way of illustration, but not limitation, Product Information may include patents, patent applications, formulations, preclinical data, clinical data, laboratory data, manufacturing processes, processes, methods, techniques, formulas, compositions, projects, plans, marketing data, sales data and forecasts, development plans, customers, suppliers, etc.

1.24 "Revenue" shall mean any combination of prepaid royalties, profit-sharing or revenue-sharing income, license fees, and milestone fees, in the form of cash or other cash equivalent consideration, such as publicly traded securities or other highly liquid assets.

1.25 "Sublicensee" shall mean any Person(s) to which Corixa licenses the Product(s).

1.26     "Technology" shall mean the Copolymer, Optivax, and the Optivax
         Information.

1.27     "Territory" shall mean the world.





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

1.28 "Valid Copolymer Patent Claim" shall mean a claim included in the Copolymer Patents that has not expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and nonappealable or non-appealed judgment or a claim in an application included in the Copolymer Patents that has been on file for less than seven (7) years.


                                   ARTICLE II

                                GRANT OF LICENSE


2.1      License Grant

         Subject to all of the terms and conditions of this Agreement, Vaxcel hereby grants to Corixa a license under Vaxcel's intellectual property rights to:

                 (i) use the Technology in the Field for the purpose of evaluating the Product(s) in preclinical animal studies and Phase I human trials, and

                 (ii) sublicense the Technology only as part of a Product(s) to Persons other than Affiliates in order that the Sublicensee(s) can further develop, gain regulatory approval, market, manufacture, distribute, sell, and use the Product(s) in the Territory.

2.2      License Scope

         Corixa's license shall be exclusive in the Field.

2.3      First Right to Negotiate for Certain Additional Disease Areas

         (i) For twelve (12) months from the Effective Date, Vaxcel shall grant Corixa a first right to negotiate an exclusive license agreement for the Technology for use in combination with an antigen in the disease areas of human Cytomegalovirus (CMV), Epstein-Barr Virus (EBV), Chlamydia trachomatis, and Streptococcus A Bacteria (Group A Strep). Corixa agrees to disclose to Vaxcel an intent not to





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
         license for each of the above disease areas within thirty (30) days of such an internal decision by Corixa, notwithstanding the twelve (12) month duration of this option.

         (ii) During the twelve (12) month period described in Section 2.3(i) above, Vaxcel is free to perform preclinical evaluations with third parties other than Corixa regarding use of the Technology in combination with an antigen in the disease areas of human CMV, EBV, Chlamydia trachomatis, and Group A Strep.

         (iii) If during the twelve (12) month period described in Section 2.3(i) above a third party other than Corixa expresses a desire to negotiate an option or license agreement for the Technology for use in the disease areas of human CMV, EBV, Chlamydia trachomatis, or Group A Strep, Vaxcel will notify Corixa and provide Corixa with the identity of such disease area before entering into an agreement with such third party. Corixa will then have thirty (30) days from such notification to inform Vaxcel whether Corixa wishes to license the Technology for such disease area. Depending upon Corixa's decision, the parties will proceed as follows:

                 (a) If Corixa informs Vaxcel that it wishes to license the Technology in such disease area, the parties will enter into good faith negotiations and Corixa will then have sixty (60) days from such notification to negotiate and execute a license agreement with Vaxcel for such disease area. If the parties for any reason do not or cannot successfully negotiate such a license agreement for such disease area within the sixty (60) day time period, Vaxcel is free to license the Technology for such disease area to third parties without limitation.

                 (b) If Corixa discloses to Vaxcel an intent not to license the Technology in such disease area, Vaxcel is free to license the Technology for such disease area to third parties without limitation.

         Failure of the parties to successfully negotiate a license agreement per (a) above or a Corixa decision not to license per (b) above will not affect Corixa's first right to negotiate an exclusive license agreement for the Technology in the remaining disease areas as set forth in Section 2.3(i).





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2.4      No Other Rights

         (i) Nothing in this Agreement shall be construed to constitute a grant to Corixa or the Sublicensees of any rights other than those expressly granted herein. Specifically, Corixa and the Sublicensees shall not have the right to use the Technology:

                 (a) with any antigens, materials, or substances other than the Corixa Material; or

                 (b) to immunize animals or humans for the purpose of producing antibodies which will subsequently be purified and concentrated to make a high titer, antisera, human immune globulin or monoclonal antibodies for commercial sale; or

                 (c) outside the Field or Territory.

         (ii) Nothing in this Agreement shall be construed to grant Corixa itself the right to use the Technology to develop the Product(s) beyond Phase I human clinical testing, as this right for further development of the Product(s) is granted to the Sublicensees only. Corixa shall not use the Technology to develop the Product(s) beyond Phase I human clinical trials without the prior written consent of Vaxcel. Vaxcel agrees not to unreasonably withhold such approval, but additional financial compensation to Vaxcel, consistent with the terms of this Agreement, will be negotiated by the parties for this right.

         (iii) Except under the limited circumstances provided in Section 5.7(ii) hereof and the Optivax Supply Agreement, nothing in this Agreement shall be construed to constitute a grant to Corixa or the Sublicensees the right to manufacture the Copolymer either directly or through a third party.

         (iv) Nothing in this Agreement shall be construed to constitute a grant to Corixa or the Sublicensees the right to sublicense the Technology alone (i.e., not part of the Product) to Persons other than Affiliates.





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
         (v) Nothing in this Agreement shall be construed to constitute a grant to Vaxcel of any rights other than those expressly granted herein. Specifically, Vaxcel shall not have any rights over or in respect of or connected to the Corixa Material.

         (vi) Nothing in this Agreement shall be construed to limit or restrict Vaxcel's right to license the Technology to other third parties outside the Field.

2.5      Sublicense Agreements

         (i) The Technology shall be sublicensed by Corixa only pursuant to license agreements (or option agreements as set forth in this Section 2.5) for the Product(s) in the name of Corixa, which are as protective of Vaxcel and the Technology as such agreements are of Corixa and its technology, and that, at a minimum, contain provisions protective of intellectual property rights and disclaiming warranties and liability (which disclaimers shall benefit Vaxcel) reasonably consistent with those set forth in this Agreement.

         (ii) Corixa agrees not to execute any license agreement for the Product(s) with a Sublicensee(s) unless such Sublicensee(s) executes an Optivax Supply Agreement with Vaxcel either prior to or contemporaneously with the execution of such license agreement.

         (iii) The Territory granted by Corixa to Sublicensees for the Technology under any license agreements will not be greater than the Territory granted by Corixa to the same Sublicensees for the Corixa Material or the Product.

         (iv) In the event a potential Sublicensee executes an option agreement for the Product rather than a license agreement, such option agreement between Corixa and the Sublicensee shall contain provisions protective of intellectual property rights, disclaiming warranties and liability (which disclaimers shall benefit Vaxcel), and precluding unauthorized use of the Technology that are reasonably consistent with those set forth in this Agreement. In the event any potential Sublicensee under an option agreement: (a) distributes the Product(s) outside the Territory; (b) uses the Technology outside the Field; (c) manufactures or attempts to manufacture the Copolymer; (d) incorporates the Technology in products that are not Products hereunder; or (e) fails to comply with such potential Sublicensee's





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         diligence obligations for the development and evaluation of the
         Product, Corixa agrees to notify Vaxcel of such nonconforming activity and, at the request of Vaxcel, immediately send a written notice to such potential Sublicensee and terminate such option agreement effective thirty (30) days following the receipt of such written notice by the potential Sublicensee unless such potential Sublicensee has cured such nonconforming activity within such thirty (30) day period. In the event a potential Sublicensee breaches its option agreement as described in any of (a)-(e) hereof three (3) times during the term of the option agreement, Corixa shall, following the foregoing notice to and subsequent request by Vaxcel, terminate such option agreement immediately without any right of cure.

         (v) Corixa shall use commercially reasonable efforts to cause all consideration payable by Sublicensees to Corixa under a license or option agreement hereunder to consist of Revenue. In the event Corixa receives any consideration that is not Revenue from a Sublicensee under an option or license agreement hereunder, Corixa shall reasonably compensate Vaxcel as shall be mutually agreed by the parties, consistent with the financial terms of this Agreement.

         (vi) Corixa will be responsible for negotiating license and option agreements with third parties regarding the Product(s) according to the following guidelines:

                 (a) Corixa will advise Vaxcel of target Sublicensees in advance of any negotiations;

                 (b) Corixa will keep Vaxcel routinely updated on progress of discussions and negotiations with target Sublicensees;

                 (c) If reasonably requested by Corixa, Vaxcel's representative(s) will attend, at Vaxcel's expense, meetings with target Sublicensees;

                 (d) Corixa will send final executable copies of license and option agreements for the Product(s) to Vaxcel for review and comment prior to execution. Corixa will give reasonable consideration to Vaxcel's comments, although if license agreements comply with 2.5(i), (ii), (iii), and (v) and option agreements comply with 2.5(iv) and (v) above, all final decisions will be the sole responsibility of Corixa; and

                 (e) Corixa will send Vaxcel a copy of all final executed license and option agreements for the Product(s) with Sublicensees.





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
         (vii) If after four (4) years following the Effective Date, the sublicenses granted by Corixa hereunder for a disease area do not cover all countries in the Territory (the "Unlicensed Countries") and Corixa determines in its sole discretion that the grant of sublicenses for such disease area in the Unlicensed Countries would be commercially reasonable, Corixa and Vaxcel shall, upon Vaxcel's written request, negotiate in good faith the transfer from Corixa to Vaxcel of the rights hereunder for such disease area in the then Unlicensed Countries. If Vaxcel and Corixa cannot mutually agree on the terms of such transfer within six (6) months, then Corixa shall have an additional six (6) month period [total of five (5) years from the Effective Date] to sublicense for such disease area in such Unlicensed Countries. If such a sublicense does not exist at the end of such period in all Unlicensed Countries, the rights hereunder for such disease area shall, upon Vaxcel's written request, revert to Vaxcel in the then Unlicensed Countries.

         If at any time following the Effective Date, Corixa: (a) in its sole discretion determines that the granting of sublicenses for a disease area in an Unlicensed Country is not commercially reasonable; or (b) in its sole discretion or by clear and convincing evidence, is, and will continue to be until at least four (4) years following the Effective Date, prohibited by law, regulation, contract, or otherwise from granting any sublicense for a disease area in an Unlicensed Country, then the rights granted hereunder for such disease area shall, upon Vaxcel's written request, revert back to Vaxcel in such Unlicensed Countries.

         (viii) In the event a Sublicensee's Optivax Supply Agreement is terminated in accordance with the terms therein, Corixa shall, at the request of Vaxcel, terminate the rights to the Technology granted to such Sublicensee under its license agreement.


                                  ARTICLE III

                INITIAL LICENSE FEE AND PREFERRED STOCK WARRANT


         (i) In consideration of this grant of license to Corixa hereunder, Corixa shall pay Vaxcel an upfront, non-refundable, non- creditable license fee of fifty thousand United States dollars ($50,000), which will accompany a duly executed copy of this Agreement.





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
         (ii) In addition, Corixa shall issue to Vaxcel, concurrently with the execution of the Agreement, the Warrant to purchase up to 450,000 shares of Corixa Series A Preferred Stock, exercisable in accordance with the following milestone schedule:

                    # Shares  % Total   Description of Milestone
                    --------  -------   ------------------------
                    100,000     20%     Execution of this Agreement

                     50,000     10%     Successful completion by Vaxcel of a
                                        Phase I trial demonstrating the safety
                                        and adjuvant activity of the
                                        Technology with any antigen
                                        ("Milestone #1").

                    100,000     20%     Execution of the first agreement with
                                        a Sublicensee for the Product
                                        ("Milestone #2").

                     75,000     15%     Execution of the second agreement
                                        with a Sublicensee for the Product
                                        ("Milestone #3").

                     50,000     10%     Execution of the third agreement
                                        with a Sublicensee for the Product
                                        ("Milestone #4").

                     40,000      8%     Successful completion of 1st Phase II
                                        trial of the Product by a Sublicensee
                                        ("Milestone #5").

                     25,000      5%     Regulatory submission for approval
                                        of the 1st Product by a Sublicensee
                                         ("Milestone #6").

                     30,000      6%     FDA approval for commercialization
                                        of the 1st Product by a Sublicensee
                                        ("Milestone #7").

                     20,000      4%     FDA approval for commercialization
                                        of the 2nd Product by a Sublicensee
                                        ("Milestone #8").

                     10,000      2%     FDA approval for commercialization
                     ------   -----
                                        of the 3rd Product by a Sublicensee
                                        ("Milestone #9").

                    500,000    100%     TOTAL


         For purposes of this Section 3(ii), "completion of a Phase I trial by Vaxcel" will be defined as the date that Vaxcel delivers a final Phase I report to Corixa.





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
         For purposes of this Section 3(ii), "completion of the first Phase II of the Product by a Sublicensee" will be defined as the earlier of:
         (i) the date the Sublicensee delivers a final Phase II report to Corixa or (ii) twenty-four (24) months after the start of the Phase II trial.


                                   ARTICLE IV

                                REVENUE SHARING


4.1      Revenue Sharing Prior to Commercialization

         Prior to commercialization of each Product, Corixa will share Revenue with Vaxcel as follows:

                 (i) In the event a Sublicensee executes a definitive license agreement for the Product(s), Vaxcel shall receive twenty percent (20%) of Revenue paid to Corixa if Optivax is the sole Non-Corixa Human Vaccine Adjuvant included in the Product(s).

                 (ii) In the event a Sublicensee executes a definitive license agreement for the Product(s) where the Product(s) includes at least one (1) Non-Corixa Human Vaccine Adjuvant in addition to Optivax, Vaxcel shall receive twelve and one-half percent (12.5%) of Revenue paid to Corixa.

                 (iii) In the event a potential Sublicensee executes an option agreement for the use of Optivax with the Corixa Material in a Product(s), Vaxcel shall receive twenty percent (20%) of Revenue paid to Corixa during the term of such option agreement if Optivax is the sole Non-Corixa Human Vaccine Adjuvant available under such option agreement and twelve and one-half percent (12.5%) of Revenue paid to Corixa during the term of such option agreement if at least one (1) Non-Corixa Human Vaccine Adjuvant in addition to Optivax is available under such option agreement.

                 (iv) A Sublicensee may exercise an option for the Technology only by executing a license agreement as set forth in Section
                 2.5. Upon the exercise of any such option agreement which includes the use of Optivax with the Corixa Material in a Product, the sharing of Revenue shall be determined pursuant to Section 4.1(i) or 4.1(ii) hereof.

                 (v) Upon termination of an option agreement, Corixa shall have no further obligation to share Revenue with Vaxcel under this
                 Section 4.1 in connection with any Sublicensee or potential Sublicensee, as applicable, as of such Sublicensee's, or potential Sublicensee's, determination not to exercise its rights or option to the Technology under such option agreement, except for those Revenue sharing obligations based on Revenue recognized by Corixa prior to such determination.

                 (vi) The inclusion of LeIF Adjuvant and/or Microspheres in the Product(s) shall not affect Vaxcel's share of Revenue hereunder.

4.2      Equity Funding, Government Grants, and R&D Funding

         (i) Government grants to Corixa are specifically excluded from the Revenue calculations for the purposes of calculating the Vaxcel payment under Section 4.1.

         (ii) The purchase of Corixa capital stock by Persons that are not target Sublicensees are specifically excluded from the Revenue calculations for the purposes of calculating the Vaxcel payment under
         Section 4.1.

         (iii) Any purchase of Corixa capital stock by a target or actual Sublicensee which provides funding to Corixa in lieu of any other Revenue will be considered "upside funding" and such upside funding will be considered Revenue for the purposes of calculating the Vaxcel payment under Section 4.1.

         (iv) Research and development funding received by Corixa for the Product(s) from non-government sources will be handled as follows:

                 (a) Both Corixa and Vaxcel will jointly define required R&D support and funding required by each party pertaining to a specific Product(s) and such costs will be directly reflected in any R&D funding negotiated by Corixa and subsequently earned and will not be considered Revenue for the purposes of calculating the Vaxcel payment under Section 4.1.

                 (b) Any R&D funding which provides additional unspecified funding above Vaxcel's and Corixa's costs for a specific Product(s) as a result of accounting accommodations for the third party will be considered "upside funding" and such upside funding will be considered Revenue for the purposes of calculating the Vaxcel payment under Section 4.1.

4.3      Revenue Sharing After Commercialization

         (i) Under all license agreements negotiated and executed by Corixa for the Product(s), the minimum royalty rate on Net Sales of the Product(s) that will be sought from each Sublicensee by Corixa for the Product(s) will be 14.5% and the minimum royalty rate on Net Sales of the Product(s) by a Sublicensee that will be paid by Corixa to Vaxcel will be 2.5%.

         (ii) Corixa and Vaxcel will split Revenue recognized at rates above the 14.5% minimum rate noted above as follows:

                 (a) Vaxcel will receive 20% of all additional Revenue if Optivax is the sole Non-Corixa Human Vaccine Adjuvant included in the Product(s).

                 (b) Vaxcel will receive 12.5% of all additional Revenue if at least one (1) Non-Corixa Human Vaccine Adjuvant in addition to Optivax is included in the Product(s).

         (iii) The inclusion of LeIF Adjuvant and/or Microspheres in the Product(s) shall not affect Vaxcel's share of Revenue hereunder.

         (iv) If Corixa executes a license agreement that contains a royalty rate less than the 14.5% noted above, then the Vaxcel minimum royalty rate of 2.5% of Net Sales of the Product(s) will not be reduced.

         (v) The payments to Vaxcel under this Section 4.3 for each license agreement for the Product(s) shall continue only for so long as the sale of the Product(s) is subject to a Valid Copolymer Patent Claim.

4.4      Payment of Revenue and Royalties

         (i) Payments owed to Vaxcel by Corixa under Sections 4.1 and 4.2 shall be payable to Vaxcel within twenty (20) days after the date on which such Revenue is received by Corixa.

         (ii) Royalties payable to Vaxcel by Corixa under Section 4.3 shall be due for each calendar quarter beginning with the first calendar quarter in which Net Sales of the Product(s) occur and shall be payable to Vaxcel within forty-five (45) days following the last day of the applicable calendar quarter.

4.5      Reports

         (i) Corixa shall deliver to Vaxcel within forty-five (45) days after the end of each calendar quarter a report, certified by the chief financial officer (or equivalent) of Corixa, setting forth in reasonable detail the calculation of the royalties payable to Vaxcel for such calendar quarter, including the Net Sales of the Product(s) on a country-by-country basis.

         (ii) For the purposes of this Section 4.5, the Corixa report to Vaxcel should be supported by and based upon a similar financial report from each Sublicensee. Corixa will copy Vaxcel on such financial report(s) from a Sublicensee(s), said copy to accompany the financial report from Corixa to Vaxcel.

4.6      Currency and Place of Payment

         (i) Corixa shall be responsible for all payments [excluding payments from the Sublicensee(s) under the Optivax Supply Agreement] due to Vaxcel as a result of this Agreement.

         (ii) All payments from Corixa to Vaxcel under this Agreement shall be made in immediately available funds in the legal currency of the United States of America by corporate check to Vaxcel at the address specified in Section 13.7 or an address designated in writing by Vaxcel from time to time.

         (iii) With respect to sales of the Product(s) made in a currency other than United States dollars, royalties shall be computed based upon the same conversion rate of the currencies of sales into United States dollars as is published in The Wall Street Journal (Eastern Edition) as of the last business day of the calendar quarter included in the report.

         (iv) In the event that Corixa is prevented from making any royalty payment to Vaxcel under this Agreement by virtue of restrictions on currency conversion or repatriation under the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty payments may be paid by depositing them in the currency in which accrued to Vaxcel's account in a bank acceptable to Vaxcel in the country whose currency is involved. If the local currency can not be converted or remitted to Vaxcel within twelve (12) months from the initial deposit, Corixa shall pay Vaxcel the equivalent of such amount (including any interest earnings) in United States dollars, and the local currency shall be transferred to an account in a bank acceptable to Corixa in that country.

4.7      Late Payment

         Payments to Vaxcel hereunder shall be deemed paid as of the day on which they are received at the account designated pursuant to Section 4.6(ii). Any part of a payment or royalty which is not paid on or before the date when due shall accrue interest thereon from such date until the date of its payment in full at three (3) percentage points over the per annum interest rate published as the "Prime Rate" in The Wall Street Journal (Eastern Edition), but in no event shall such rate exceed the maximum rate permitted by applicable law.

4.8      Records

         Corixa agrees to maintain for three (3) years after the submission of each report under Section 4.5 hereof full and accurate books and records in sufficient detail to enable the royalties payable hereunder to be verified.

4.9      Audit Rights

         Vaxcel shall have the right for three (3) years after the submission of each report under Section 4.5 hereof to appoint an independent auditor to have access to the books and records of Corixa to conduct a review or audit thereof for the purpose of verifying the payments due to Vaxcel under this Agreement. Such review or audit shall be:

                 (i) conducted by an auditor from a "Big 6" accounting firm which is nominated by Vaxcel and acceptable to Corixa, such acceptance not to be unreasonably withheld;

                 (ii) upon reasonable prior notice to Corixa;

                 (iii) available not more than once each calendar year (during normal business hours);

                 (iv) at Vaxcel's expense, except that Corixa shall bear any such expense if the review or audit shows an underpayment to Vaxcel of more than five percent (5%) for any calendar quarter.

4.10     No Set-Offs or Counterclaims

         Under no circumstances shall any amount payable to Vaxcel under this Agreement be reduced or otherwise adjusted by virtue of any claim against Corixa asserted or alleged by any of its Affiliates, any assignees, Sublicensees, or any other third party.




                                   ARTICLE V



                        RESPONSIBILITIES OF THE PARTIES



5.1      Transfer of Information

         (i) Promptly following the Effective Date, Vaxcel shall use all reasonable efforts to make available to Corixa a copy of Optivax Information and will provide Corixa with additional Optivax Information from time to time during the Agreement.

         (ii) Promptly following the Effective Date, Corixa shall use all reasonable efforts to make available to Vaxcel a copy of Corixa Material Information and will provide Vaxcel with additional Corixa Material Information from time to time during the Agreement.

5.2      Development Program Responsibility

         (i) The Development Program shall be designed, directed, and monitored by a committee composed of one (1) representative appointed by each party (the "Research and Development Committee"). Initially, such appointees shall be Drs. Syamal Raychaudhuri from Corixa and Mark Newman from Vaxcel. The members of the Research and Development Committee shall be the primary contacts between the parties with respect to the Development Program, including all transmission of documents, information, and materials thereto. Each party may replace its appointee at any time after conferring with the other party, but shall not do so without good reason if the other party objects. During the Development Program, the Research and Development Committee shall meet at least quarterly, at such times and locations as determined by the Research and Development Committee. Either party may ask that unresolved disagreements among members of the Research and Development Committee be resolved by the respective chief executive officers of Vaxcel and Corixa. If the chief executive officers do not resolve the disagreement, either party may seek resolution in accordance with
         Section 13.11.

         At meetings of the Research and Development Committee, the parties will share all Product Information generated under the Development Program.

         (ii) Except as otherwise set forth in this Article V, Corixa and the Sublicensees shall be responsible at their cost and expense for any and all activities relating to the Development Program for the Product(s). Corixa and the Sublicensees shall proceed with all aspects of the Development Program for the Product(s) as promptly as practicable, consistent with reasonably accepted scientific practices.

         (iii) The decision to include one or more Non-Corixa Human Vaccine Adjuvant(s) in a Product(s) shall be made by the Research and Development Committee based on the results of the Development Program.

5.3      Assistance by Vaxcel

         (i) During the term of this Agreement, Vaxcel will formulate in a manner determined by the Research and Development Committee up to forty-five (45) reagents comprised of Optivax and Corixa Material at no cost to Corixa.

         (ii) If requested by the Research and Development Committee, Vaxcel shall assist in the Development Program for the Product(s) by providing reasonable support to Corixa for immunization of laboratory animals. Vaxcel will be reimbursed by Corixa for this Development Program support as follows:

                 Element of Expense                         Cost to Corixa
                 ------------------                         --------------
                 Purchase of Mice                           Direct cost

                 Feed, bed, & housing                       $0.15 per mouse per day in 1996
                 at Vaxcel vivarium                         dollars (this cost will be revised
                                                            annually on January 1 based on the
                                                            U.S. Producer Price Index)

                 Immunizations, bleeds, etc.                No charge

         (iii) Notwithstanding the above, Corixa or the Research and Development Committee may request the additional assistance of Vaxcel in the Development Program related to the Product(s). Vaxcel agrees to provide reasonable technical support to Corixa during the Development Program for the Product(s) as requested by Corixa or the Research and Development Committee. For any such work performed by Vaxcel, Corixa will pay Vaxcel for any and all reasonable and agreed to expenses associated with this effort.

         (iv) During the Agreement, Vaxcel retains the right to preclinically test the Product(s) in laboratory animals. If such testing is not requested by Corixa or the Research and Development Committee, these preclinical studies will be performed at Vaxcel's cost and expense. Vaxcel agrees that the results of such testing will be used for internal purposes only.

5.4      Commercialization of the Product

         Corixa shall use commercially reasonable efforts to develop the Product(s) and to identify and execute license agreements with Sublicensees, which license agreements obligate the Sublicensees to:
         (i) develop and launch the Product(s) as promptly as practicable, consistent with commercially reasonable practice, and (ii) use commercially reasonable efforts to maximize sales of the Product(s) in the Territory.

5.5      Government Approvals for the Product

         Except as provided in the Optivax Supply Agreement, Corixa and/or the Sublicensees shall be responsible, at their cost and expense, for obtaining and maintaining all approvals, licenses, permits, registrations or authorizations, including pricing and reimbursement approvals, of any U.S. or non-U.S. national, state or local regulatory agency, department, bureau or other government entity, including the FDA, necessary for the manufacture, use, storage, transport or sale of the Product(s) sold by or on behalf of the Sublicensees or their Affiliates. All such approvals, registrations and authorizations shall be in the name of either Corixa or the Sublicensees.

5.6      Drug Master File on the Copolymer

         (i) CytRx submitted a Drug Master File (the "DMF") on the Copolymer to the FDA in August 1995. CytRx, at its cost and expense, shall be responsible for maintaining the DMF on the Copolymer at FDA. CytRx shall maintain ownership of this DMF at FDA.

         (ii) Vaxcel shall cause CytRx to submit a DMF (or comparable document) on the Copolymer to non-U.S. regulatory agencies where Corixa or the Sublicensees intend to submit for human clinical testing or regulatory approval for commercialization of the Product(s). Where permitted by local regulatory law, CytRx shall maintain ownership of any DMFs at non-U.S. regulatory agencies.

         (iii) Corixa or the Sublicensees, as authorized sublicensees of Vaxcel, may reference CytRx's DMFs on the Copolymer at FDA and non-U.S. regulatory agencies for confidential regulatory purposes.

5.7      Manufacture and Supply of the Copolymer

         (i) Vaxcel will cause the manufacture and supply of the Copolymer to meet the Sublicensees' requirements in accordance with the terms and conditions of the Optivax Supply Agreement, a draft copy of which is attached as Exhibit VI to this Agreement.

         (ii) In accordance with the terms of the Optivax Supply Agreement, if Vaxcel and its licensed third party manufacturer are unwilling or unable to supply the Copolymer for an unreasonable amount of time, then the Sublicensee shall have the right to make or have made the Copolymer. In such instance, Vaxcel agrees to make all necessary Copolymer manufacturing know how available to the Sublicensee or its designee.

         (iii) All Optivax Supply Agreements will be negotiated and executed directly between Vaxcel and the Sublicensees. Payments due to Vaxcel under all Optivax Supply Agreements will be paid directly by the Sublicensees to Vaxcel.

5.8      Manufacture and Supply of the Corixa Material and the Product

         (i) Corixa does not plan to manufacture the Corixa Material or the final Product. Corixa's strategy is to allow the Sublicensees to manufacture or have manufactured the Corixa Material, any other components of the final Product other than the Copolymer (if any), and the final Product.

         (ii) Any and all start-up or other costs related to the manufacture and supply of the Corixa Material and the Product (other than the Technology), whether borne by Corixa or the Sublicensees, shall not effect Vaxcel's Revenue and/or royalty rates as described in Sections 4.1, 4.2 and 4.3.

5.9      Routine Updating by Parties after Commercialization of Product

         After commercialization of the Product(s), Corixa shall provide Vaxcel with semi-annual updates (which may be oral, unless Vaxcel requires a written update), in reasonable detail, describing the Sublicensees' commercial plans and activities for the Product(s).

5.10     Notification

         Each party shall notify the other party of any adverse or unexpected results, or any potential government action relevant to the Copolymer, Optivax, the Corixa Material, or the Product of which such party is aware, either directly or as a result of notice from a Sublicensee or otherwise.

                                 ARTICLE VI

                  OWNERSHIP OF TECHNOLOGY, CORIXA MATERIAL
                              AND IMPROVEMENTS



6.1      Ownership of Technology and Corixa Material

         (i) The Technology and all Improvements thereon created by Vaxcel shall at all times be the sole and exclusive property of Vaxcel; it being understood that such rights of ownership shall not impair the ability of Corixa to have access to the Technology and all Improvements created by Vaxcel in accordance with the terms of this Agreement.

         (ii) The Corixa Material and all Improvements thereon created by Corixa shall at all times be the sole and exclusive property of Corixa; it being understood that such rights of ownership shall not impair the ability of Vaxcel to have access to the Corixa Material and all Improvements created by Corixa in accordance with the terms of this Agreement.

6.2      Ownership of Improvements; Joint Improvements; Joint New Inventions

         (i) All Improvements to the Technology created, acquired, or developed solely by Corixa during the term of the Agreement (collectively, "Corixa Sole Improvements") shall be the sole and exclusive property of Corixa. All Improvements to the Corixa Material created, acquired, or developed solely by Vaxcel during the term of the Agreement (collectively, "Vaxcel Sole Improvements") shall be the sole and exclusive property of Vaxcel.

         (ii) All Improvements to the Technology or the Corixa Material created, acquired, or developed jointly by Corixa and Vaxcel shall be jointly owned by Corixa and Vaxcel and treated as joint inventions under the U.S. laws applicable to joint inventions (collectively, "Joint Improvements"). All inventions not related to either the Technology or the Corixa Material created, acquired, or developed jointly by Corixa and Vaxcel shall be jointly owned by Corixa and Vaxcel and treated as joint inventions under the U.S. laws applicable to joint inventions (collectively, "Joint New Inventions").

         (iii) Subject to Section 6.2(iv), Corixa or its Affiliates hereby grants to Vaxcel a perpetual, irrevocable, transferable, exclusive (even as to Corixa), worldwide, royalty-free, sublicenseable license to the extent not otherwise owned by Vaxcel pursuant to the terms hereof to develop, make, have made, use, market, sell and have sold Corixa Sole Improvements and Joint Improvements (related to the Technology) both in the Field and outside the Field.

         (iv) Vaxcel agrees that the rights granted by Corixa under Section 6.2(iii) shall not impair the ability of Corixa to (a) have exclusive rights to the Technology in accordance with the terms of the Agreement, and (b) have exclusive rights to, and Vaxcel hereby grants to Corixa exclusive rights to (identical with those rights granted Corixa for the Technology), Corixa Sole Improvements, Joint Improvements (related to the Technology) and all Improvements related to the Technology created by Vaxcel in the Field subject to the terms and conditions of the Agreement.

         (v) Subject to Section 6.2(vi), Vaxcel or its Affiliates hereby grants to Corixa a perpetual, irrevocable, transferable, exclusive (even as to Vaxcel), worldwide, royalty-free, sublicenseable license to the extent not otherwise owned by Corixa pursuant to the terms hereof to develop, make, have made, use, market, sell and have sold Vaxcel Sole Improvements and Joint Improvements (related to the Corixa Material) both in the Field and outside the Field.

         (vi) Corixa agrees that the rights granted by Vaxcel under Section 6.2(v) shall not impair the ability of Vaxcel to (a) have access to the Corixa Material in accordance with the terms of the Agreement, and
         (b) have access to, and Corixa hereby grants to Vaxcel rights to (identical with those rights granted Vaxcel for the Corixa Material), Vaxcel Sole Improvements, Joint Improvements (related to the Corixa Material) and all Improvements related to the Corixa Material created by Corixa in the Field subject to the terms and conditions of the Agreement.

6.3 The parties will enter into good faith negotiations to determine an appropriate course of action for all Joint New Inventions. Failing agreement over such course of action, neither party shall be entitled to make, use, sell or authorize others to make, use, or sell such Joint New Inventions.

6.4 Each party shall promptly notify the other in writing of all Improvements, Joint Improvements and Joint New Inventions.

6.5 Nothing in this Article VI shall be construed to constitute a grant (or an obligation to grant) by Corixa of any rights related to the Corixa Material, nor a grant (or an obligation to grant) by Vaxcel of any of its rights related to the Technology, other than as set forth in this Agreement.

6.6 In accordance with Section 5.2, Corixa may evaluate and/or develop a Product(s) consisting of the Corixa Material, Optivax, and a Non-Corixa Human Vaccine Adjuvant. If Corixa combines the Copolymer or Optivax with a Non-Corixa Human Vaccine Adjuvant(s) and decides to submit and pursue a patent on such combination, Corixa will restrict such patents and patent applications to the disease areas in the Field, unless otherwise agreed to by the parties.


                                  ARTICLE VII

                ENFORCEMENT, DEFENSE, AND PROSECUTION OF PATENTS



7.1      Infringement of Copolymer Patents

         (i) In the event either party becomes aware of a suspected infringement of any Copolymer Patent or the institution by a third party of any proceedings for the revocation of any such patent in any country, such party shall promptly notify the other party, and following such notification, the parties shall confer. For suspected infringement claims, Vaxcel shall have the right, but not the obligation, to: (a) prosecute such suspected infringement by bringing an infringement claim in a court of competent jurisdiction; or (b) in its sole good faith discretion, settle such infringement dispute with such third party outside of court. For revocation proceedings, Vaxcel shall have the right, but not the obligation, to:
         (a) defend such revocation proceeding; or (b) in its sole good faith discretion, settle such revocation proceeding with such third party. All such actions prosecuted, settled, or defended pursuant to this
         Section 7.1(i) shall be in Vaxcel's own name and entirely under its own direction and control. In such event, Vaxcel shall be entitled to all recoveries (if any) resulting from any such proceeding, action, or settlement. At Vaxcel's expense, Corixa will reasonably assist Vaxcel in such actions, settlements or proceedings if so requested by Vaxcel, and will lend its name to such actions, settlements, or proceedings if requested by Vaxcel or required by law. Notwithstanding the foregoing, Corixa shall have the right to participate and be represented in any such action or proceeding by its own counsel at its own expense.

         (ii) If Vaxcel elects not to prosecute or settle any infringement dispute or to defend or settle any proceeding for revocation described in this Section 7.1(i) which involves rights to which Corixa is an exclusive licensee, then Corixa may bring such action or defend such proceeding at its own expense and entirely under its own direction and control [subject to the limitations set forth in the last two sentences of this Section 7.1(ii)]. In such event, Corixa shall share all recoveries (if any, and only to the extent applicable to each party's rights under this Agreement, each party recognizing that other licensees may have an interest in such recoveries) in any such proceeding or action with Vaxcel; with Corixa receiving 50% and Vaxcel 50% after all expenses have been deducted. At Corixa's own expense (but subject to the foregoing deduction), Vaxcel will reasonably assist Corixa in such actions or proceedings if requested by Corixa or required by law. Notwithstanding the foregoing, Vaxcel shall have the right to participate or be represented in any such action or proceeding by its own counsel at its own expense. No settlement of any action or defense that (a) restricts the scope or affects the enforceability of any Copolymer Patent, (b) imposes any liability on Vaxcel, or (c) does not provide Vaxcel with a full release from all claims and liability may be entered into under this Section 7.1(ii) by Corixa without Vaxcel's prior written consent. In addition, Vaxcel reserves the right to assume control of the litigation at any time if allowed by applicable law and Vaxcel determines in its sole discretion that such control is necessary to protect its interests in the Copolymer Patents, but the recovery sharing set forth above in Section 7.1(ii) shall not change.

7.2      Infringement of Corixa Material Patents

         In the event either party becomes aware of a suspected infringement of any Corixa Material Patent or the institution by a third party of any proceedings for the revocation of any such patent in any country, such party shall promptly notify the other party, and following such notification, the parties shall confer. For suspected infringement claims, Corixa shall have the right, but not the obligation, to: (a) prosecute such suspected infringement by bringing an infringement claim in a court of competent jurisdiction; or (b) in its sole good faith discretion, settle such infringement dispute with such third party outside of court. For revocation proceedings, Corixa shall have the right, but not the obligation, to: (a) defend such revocation proceeding; or (b) in its sole good faith discretion, settle such revocation proceeding with such third party. All such actions prosecuted, settled, or defended pursuant to this Section 7.2 shall be in Corixa's own name and entirely under its own direction and control. In such event, Corixa shall be entitled to all recoveries (if any) resulting from any such proceeding, action, or settlement. At Corixa's expense, Vaxcel will reasonably assist Corixa in such actions, settlements or proceedings if so requested by Corixa, and will lend its name to such actions, settlements, or proceedings if requested by Corixa or required by law. Notwithstanding the foregoing, Vaxcel shall have the right to participate and be represented in any such action or proceeding by its own counsel at its own expense.

7.3      Responsibility for Defense

         (i) In the event that a third party at any time threatens or brings suit against either party, its Affiliates, or the Sublicensee(s) alleging infringement of any third party patent on account of the development, manufacture, marketing, use, or sale of any Product (each a "Third Party Claim"), the party receiving notification of the Third Party Claim shall promptly notify the other party, enclosing a copy of all pleadings served, if any. Following such notification, the parties shall confer to determine whether either or both parties shall control the defense of the Third Party Claim. If both parties have been named in the Third Party Claim, then, unless otherwise agreed between them, each party shall have the right, but not obligation, to defend such Third Party Claim in its own name and under its own direction and control. If only one party has been named or if the parties agree that only one party shall defend such Third Party Claim, then that party shall have the right, but not obligation, to defend such Third Party Claim in its own name and under its own direction and control. The other party will reasonably assist the party defending such Third Party Claim if so requested. In addition, the other party shall have the right to participate and be represented in any such Third Party Claim by its own counsel. No settlement of any Third Party Claim that (a) restricts the scope or affects the enforceability of any Copolymer Patent, (b) imposes any liability on Vaxcel, or (c) does not provide Vaxcel with a full release from all claims and liability may be entered into under this Section 7.3 without Vaxcel's prior written consent. No settlement of any Third Party Claim that (a) restricts the scope or affects the enforceability of any Corixa Material Patent, (b) imposes any liability on Corixa, or
         (c) does not provide Corixa with a full release from all claims and liability may be entered into under this Section 7.3 without Corixa's prior written consent.

         (ii) In the event that Vaxcel or Corixa, as the case may be, incurs any costs or expenses in connection with the defense of any Third Party Claim, such costs or expenses shall be borne by the party that incurs them.

         (iii) In the event, by way of counterclaim or otherwise, either party or both parties recovers any damages or other sums in any action, suit, or proceeding involving a Third Party Claim, or in settlement thereof, such recovery shall be applied and shared as mutually agreed.

7.4      Prosecution of Patents

         (i) Each party shall diligently file, prosecute and maintain all patent rights relating to its respective Sole Inventions, and Corixa shall diligently file, prosecute and maintain all patent rights relating to the Joint Inventions, to effectively cover such inventions throughout the Territory (collectively, the "Invention Patents" and each party so filing, prosecuting and maintaining, a "Filing Party"). The Filing Party shall use reasonable commercial efforts to ensure that the claims are filed and are issued on such Filing Party's Invention Patents and that all such Filing Party's Invention Patents are filed before any public disclosure (or other statutory law) to ensure the validity of such Filing Party's Invention Patents. The Filing

         Party shall give the other party immediate notice of its decision to prepare or file any Invention Patent. The Filing Party shall provide the other party with draft copies of all such Filing Party's Invention Patents and related prosecution documents, and the other party shall have, to the extent reasonably possible, thirty (30) days from receipt of such drafts, to provide comments to the Filing Party. The Filing Party shall confer with the other party, and make reasonable efforts to adopt the other party's suggestions regarding prosecution of any of such Filing Party's Invention Patents. Notwithstanding the foregoing, the Filing Party shall have the right to take such actions as are reasonably necessary, in its good faith judgment, to preserve all rights under such Filing Party's Invention Patents throughout the Territory. As soon as practical subsequent to the filing of any Filing Party's Invention Patent prosecution document, the Filing Party shall provide the other party a copy of such document. In addition, the Filing Party shall copy the other party with any official office action and Filing Party submissions with respect to such Filing Party's Invention Patents.

         (ii) Should the party designated as the Filing Party in Section 7.4(i) be unable or determine not to file, prosecute, maintain, or issue any of such Filing Party's designated Invention Patents, or any related applications, in any particular country or jurisdiction, the designated Filing Party shall grant any and all authority necessary to allow the other party to timely file, prosecute, and maintain such an Invention Patent, all at the expense of the designated Filing Party.


                                  ARTICLE VIII

                               TERM & TERMINATION


8.1      Term of the Agreement

         This Agreement shall begin on the Effective Date and, unless sooner terminated under this Article VIII, shall expire upon the expiration of the last to expire Copolymer Patent.

8.2      Termination of Corixa's Rights in Certain Disease Areas

         Corixa rights in a disease area will be terminated and revert back to Vaxcel based on:

                 (i) Written notification by Corixa.

                 (ii) Corixa or a Sublicensee are not proceeding diligently in accordance with Sections 5.2 and 5.4 with the Development Program in a disease area, for any reason, including an unfavorable preclinical or clinical result that prevents further development, and such lack of development effort continues for six (6) months.

                 (iii) If Corixa has not executed a license agreement for a Product in a disease area within four (4) years of the Effective Date of this Agreement.

                 (iv) If the Research and Development Committee reasonably believes the inclusion of a Non-Corixa Human Vaccine Adjuvant(s) in a Product(s) for a specific disease area could cause regulatory problems for Vaxcel, Vaxcel will have the option to terminate Corixa's rights to such disease area without penalty. If members of the Research and Development Committee disagree on this matter, either party may request that this disagreement be resolved by the respective chief executive officers of Vaxcel and Corixa. If the chief executive officers do not resolve the disagreement, Vaxcel will have the option to terminate Corixa's rights to such disease area without penalty.

8.3      Termination of the Entire Agreement by Vaxcel or Corixa

         (i) Upon the occurrence of any of the events of breach by Corixa set forth below, Vaxcel shall have the right to terminate this Agreement before expiration of its stated term:

                 (a) nonpayment of any amount payable to Vaxcel, effective ten
                 (10) days following written notice unless Corixa has cured such breach during such ten (10) day period; or

                 (b) Corixa uses the Technology outside the Field, effective thirty (30) days following written notice unless Corixa has cured such breach during such thirty (30) day period; or

                 (c) Corixa manufactures or attempts to manufacture the Copolymer either directly or through a third party, effective thirty (30) days following written notice unless Corixa has cured such breach during such thirty (30) day period.

         (ii) Corixa shall have the right to terminate this Agreement in the event Vaxcel breaches its obligation to cause Copolymer to be manufactured and supplied in accordance with Section 5.7 hereof and the terms of the Optivax Supply Agreement, effective thirty (30) days following written notice unless Vaxcel has cured such breach during such thirty (30) day period.

8.4      Termination of the Entire Agreement by Either Party

         This Agreement may be terminated by either party before expiration of its stated term, by giving written notice of termination, such termination effective upon the giving of such notice, as follows:

                 (i) if at any time during this Agreement, the Copolymer or Optivax is proven to be unapprovable by FDA and similar non-U.S. regulatory agencies for safety or other reasons; or

                 (ii) if Corixa's rights in all disease areas have been terminated; or

                 (iii) if Corixa has not executed a license agreement for any Product in the Field within four (4) years of the Effective date; or

                 (iv) breach by the other party of any covenant [other than a payment covenant covered by Section 8.3(i)] or of any representation or warranty contained in this Agreement that is continuing thirty (30) calendar days after the non- breaching party gives the breaching party written notice of such breach; or

                 (v) the non-terminating party becomes insolvent, or voluntary or involuntary proceedings by or against the non- terminating party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for the non-terminating party, or proceedings are instituted by or against the non- terminating party for corporate reorganization or the dissolution of the non-terminating party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or the non- terminating party makes an assignment for the benefit of creditors; or

                 (vi) The cessation of operations by the non-terminating party (other than pursuant to a merger, reorganization or consolidation in which the non-terminating party is not the surviving corporation or a sale by the non-terminating party of all or substantially all of its assets); or

                 (vii) the seizure or attachment of all or substantially all of the assets of the non-terminating party, in conjunction with any action against it by any third party, which seizure or attachment is not released within forty-five (45) days after such seizure or attachment and which is contested in good faith by the non-terminating party.

8.5      No Other Events of Termination

         This Agreement shall terminate or otherwise be deemed to end if and only if the expiration or termination is effected pursuant to Sections
         8.3 and 8.4 hereof.

8.6      Rights and Duties Upon Termination

         (i) Termination of Corixa's rights in a disease area under Section 8.2 will not terminate the entire agreement between Corixa and Vaxcel.

         (ii) If Corixa's rights in a disease area are terminated and revert back to Vaxcel in accordance with Section 8.2, Vaxcel is free to license the rights to such disease area to another third party without limitation.

         (iii) No exercise by either party of any right of termination will constitute a waiver of any right of either party for recovery of any moneys then due to it hereunder or any other right or remedy either party may have by law or by this Agreement.

         (iv) Within thirty (30) days after termination of this Agreement under Sections 8.3 and 8.4:

                 (a) Each party shall return to the other party all materials of the other party received pursuant to this Agreement or otherwise; and

                 (b) All unused Corixa Material, Copolymer and Optivax System shall be returned to their rightful owner or destroyed, at the sole option of the rightful owner. In addition, any noncommercial inventories of Product(s), including clinical supplies, shall be destroyed. All disposals of materials shall be performed in compliance with applicable law.

         (v) If the entire Agreement is terminated for any reason, Vaxcel is free to license the Copolymer and Optivax in the Field to any third party, without limitation.

         (vi) If Vaxcel breaches any of the covenants and representations under this Agreement and this Agreement is then terminated, all rights to the point of termination shall remain with Corixa, including access to CytRx's DMFs.

         (vii) In the case of termination of this Agreement due to the insolvency of Vaxcel, this Agreement may be transferable to CytRx upon prior written approval of both Corixa and CytRx.

         (viii) In the case of termination of this Agreement due to the insolvency of Corixa, Vaxcel will honor all license agreements for the Product(s) that were executed by Corixa prior to the point of termination on mutually agreed, revised financial terms that are negotiated between Vaxcel and Sublicensees.

         (ix) In the event this Agreement is terminated pursuant to Sections 8.3(ii) or 8.4(iv) thereof on account of breach of the Agreement by Vaxcel, Vaxcel shall be entitled to exercise the Warrant for the number of shares of Series A Preferred Stock for which the Warrant is exercisable in accordance with Article III based on the milestones completed prior to such termination; provided, however, that in the event of any such termination, Corixa shall have the right (the "Repurchase Right"), at Corixa's sole discretion, to repurchase all or any portion of the shares of Series A Preferred Stock purchased by Vaxcel upon any exercise of the Warrant at a price per share equal to the Warrant Price (as defined in the Warrant); provided further, however, Corixa's Repurchase Right shall terminate when Vaxcel no longer holds any shares of Series A Preferred Stock.

         (x) In the event this Agreement is terminated pursuant to Sections 8.3(i) or 8.4(iv) thereof on account of a breach of the Agreement by Corixa, then upon such termination, Vaxcel shall be entitled to exercise the Warrant immediately, in whole or in part in accordance with the number of shares set forth in Article III for up to the full 500,000 shares of Series A Preferred Stock for which the Warrant is exercisable, subject to adjustment pursuant to Section 2 of the Warrant and subject to the limits set forth in Section 1.1 of the Warrant.

         (xi) In the event this Agreement is terminated for any reason other than set forth in Sections 8.6(ix) and 8.6(x) above, Vaxcel shall be entitled to exercise the Warrant for the number of shares of Series A Preferred Stock for which the Warrant is exercisable in accordance with Article III based on the milestones completed prior to such termination; provided, however, that in the event of any such termination, Corixa shall not have the Repurchase Right set forth in
         Section 8.6(ix) hereof.

8.7      Survival of Contents

         Notwithstanding anything else in this Agreement to the contrary, the parties agree that Corixa's obligation to pay Vaxcel any Revenues or royalties accrued but unpaid prior to such termination shall survive the termination of this Agreement. In addition, Sections 4.8, 4.9, 6.1, 6.2, 6.3, 6.4, 7.1 through 7.3 (only to the extent such claim or action arose prior to termination or expiration of this Agreement), 7.4, 9.1(i) through (iii), 9.1(v) and (vi), 9.5, 9.6, and 13.1 through
         13.11 and this Section 8.7 and Articles III (only to the extent necessary to Vaxcel's rights under the Warrant), X, XI, and XII shall survive the termination of this Agreement, together with any other provisions to the extent required for the full observation and performance of the surviving terms by any or all of the parties hereto.

                                   ARTICLE IX

                               CERTAIN COVENANTS


9.1      Proprietary Information

         (i) Non-Disclosure Covenant

         Trade Secrets and Confidential Information and all physical embodiments thereof received by one party (the "Receiving Party") from the other (the "Disclosing

         Party") during the term of this Agreement are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. At all times, both during the term of this Agreement and after its termination, a Receiving Party shall hold all Trade Secrets of a Disclosing Party in confidence, and will not use (except as needed to exercise the rights granted hereunder), copy or disclose such Trade Secrets, or any physical embodiment thereof, or cause any of such Trade Secrets to lose their character as Trade Secrets. At all times during the term of this Agreement and for a period of five (5) years following its termination, a Receiving Party shall hold the Confidential Information of a Disclosing Party in confidence, and will not use (except as needed to exercise the rights granted hereunder), copy or disclose such Confidential Information, or any physical embodiments thereof, or cause any of such Confidential Information to lose its character or cease to qualify as Confidential Information.

         (ii) Security Measures

         Trade Secrets and Confidential Information shall be maintained under secure conditions by a Receiving Party, using reasonable security measures and in any event not less than the same security measures used by a Receiving Party for the protection of its own trade secrets and confidential information of a similar kind. A Receiving Party shall not remove, obscure, or deface any proprietary legend relating to a Disclosing Party's rights, on or from any tangible embodiment of any Trade Secrets or Confidential Information without the Disclosing Party's prior written consent.

         (iii) Disclosure Ordered by Government Bodies

         If a Receiving Party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets or Confidential Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then a Receiving Party will not be liable to a Disclosing Party for disclosure of Trade Secrets or Confidential Information required by such order if a Receiving Party complies with the following requirements: (a) if an already-issued order calls for immediate disclosure, then the Receiving Party shall immediately move for or otherwise request a stay of such order to permit the Disclosing Party to respond as set forth in this Section 9.1(iii); (b) the Receiving Party shall immediately notify the

         Disclosing Party of the motion or order by the most expeditious possible means; and (c) the Receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the Disclosing Party for an order protecting the secrecy of the Trade Secrets and Confidential Information including joining or agreeing to (or non-opposition to) a motion for leave to intervene by the Disclosing Party.

         (iv) Reports of Misappropriation by Others

         The Receiving Party shall immediately report to the Disclosing Party any action by any person of which the Receiving Party has knowledge:
         (a) to use or disclose any portion of the Trade Secrets or Confidential Information without authorization from the Disclosing Party; or (b) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of such materials (except as permitted herein).

         (v) Trade Secrets Defined

         "Trade Secrets" means information related to the Disclosing Party which: (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         (vi) Confidential Information Defined

         "Confidential Information" means information that is: (a) confidential to the business of the Disclosing Party; (b) is designated and identified as such by the Disclosing Party; and (c) is not a Trade Secret. Confidential Information does not include:

                 (i) any information that is at the time of receipt by the Receiving Party or thereafter becomes part of the public domain other than as a result of the unauthorized actions of the Receiving Party (through publication or otherwise); or

                 (ii) any information that was independently known to the Receiving Party prior to receipt thereof from the Disclosing Party, as evidenced by written records of the Receiving Party; or

                 (iii) any information that was disclosed to the Receiving Party by a third party having the right to disclose such information; or

                 (iv) information that is required to be disclosed by the Receiving Party by proper order of a court or administrative body, but prior to such disclosure, the Receiving Party must notify the Disclosing Party of its reasonable belief that disclosure is required and provide the Disclosing Party reasonable opportunity to contest such disclosure.

         Notwithstanding the foregoing, it is understood that a Receiving Party may disclose Trade Secrets and Confidential Information to its consultants, outside contractors, clinical investigators, Sublicensees, potential Sublicensees (including, but not limited to optionees hereunder), and agents if such persons agree to keep such information secret to the same extent the Receiving Party is so obligated hereunder, and agree to use such information only for such purposes as the Receiving Party is authorized to use such information under this Agreement.

9.2      Certain Trademark Matters

         (i) Vaxcel received official notice from the U.S. Patent and Trademark Office in August 1995 that the Statement of Use for the Optivax trademark has been accepted and that the Trademark Office will register this mark in due course.

         At its own cost and expense, Vaxcel will seek, register, maintain, and defend such registration of the Optivax trademark.

         (ii) Corixa and the Sublicensees shall be entitled to use and refer to Vaxcel's trademarks in their reports to stockholders, registration statements, private placement memoranda and similar corporate documents and records, with Vaxcel's prior written approval of such use and without obligation to Vaxcel.

         (iii) Vaxcel shall be entitled to use and refer to Corixa's and the Sublicensees' trademarks in their reports to stockholders, registration statements, private placement memoranda and similar corporate documents and records, with Corixa's prior written approval of such use and without obligation to Corixa or the Sublicensees.

         (iv) At their own expense and cost, Corixa and the Sublicensees shall own, shall have the sole right to use, and shall be responsible for the selection, registration, prosecution, defense, and maintenance of all trademarks [other than the Optivax mark described under Section 9.2(i) herein] which they employ in connection with the Corixa Material and the Product(s). Corixa and the Sublicensees shall not use any trademarks for the Corixa Material or the Product(s) which are confusingly similar to the Optivax trademark.

9.3      Compliance with Laws

         Corixa and the Sublicensees shall comply with all applicable laws, rules and regulations pertaining to the use of the Technology and the development, clinical testing, manufacturing, marketing, advertising, sale, use and distribution of the Product(s).

9.4      Taxes

         All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by Corixa or the Sublicensees, except taxes levied thereon as income to Vaxcel, and if such taxes are required to be withheld by Corixa or its sublicensees, they will be deducted from such payments due to Vaxcel and will be paid by Corixa or the Sublicensees for the account of Vaxcel, a receipt thereof secured, if available and sent to Vaxcel. If for any reason Vaxcel cannot credit such withholding tax in a particular country against the Federal income taxes paid by Vaxcel, Corixa or the Sublicensees shall increase the royalty in such country to provide Vaxcel with a net amount equal to the royalty that would have been paid absent such withholding tax.

9.5      Press Releases

         Each party shall provide the other party with the prior opportunity to review and approve any press releases or similar public announcements concerning this Agreement or the Product(s) as soon as practicable, but in no event later than 24 hours before an announcement is made. Both parties acknowledge that its opportunity to review and approve press announcements is subject to and may be limited by any securities laws to which the parties may be subject that require immediate disclosure.

         Both parties agree not to disclose the terms of this Agreement, including any exhibits or attachments hereto, without the prior written consent of the other party.

9.6      Publication and Presentation

         (i) If either party desires to publish or present the results of the Development Program, the publishing / presenting party shall provide the non-publishing / non-presenting party a copy of the manuscript of any proposed publication or presentation. The non-publishing / non-presenting party shall then have thirty (30) days to review and comment on the manuscript or presentation, and the publishing / presenting party agrees to delete any information identified by the non-publishing / non-presenting party as its Trade Secrets or Confidential Information.

         (ii) In the event the non-publishing / non-presenting party determines that a patent application covering information contained in the proposed publication or presentation should be filed, the party proposing the publication or presentation shall delay such publication or presentation to allow a reasonable amount of time for such filing to be made.

                                   ARTICLE X

                                   DISCLAIMER



         EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE XII HEREINAFTER, NEITHER CORIXA NOR VAXCEL MAKE ANY EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE TECHNOLOGY, THE CORIXA MATERIAL, THE PRODUCT OR ANY OTHER INFORMATION COMMUNICATED TO CORIXA BY VAXCEL OR TO VAXCEL BY CORIXA. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS (FOR A PARTICULAR PURPOSE OR OTHERWISE), QUALITY OR USEFULNESS OF THE TECHNOLOGY AND CORIXA MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS (FOR A PARTICULAR PURPOSE OR OTHERWISE), QUALITY OR USEFULNESS OF THE CORIXA MATERIAL OR THE PRODUCT. ALL PHYSICAL EMBODIMENTS OF THE TECHNOLOGY PROVIDED BY VAXCEL HEREUNDER AND ALL CORIXA MATERIALS PROVIDED BY CORIXA HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS. VAXCEL DOES NOT WARRANT THE ACCURACY OF ANY INFORMATION INCLUDED WITHIN THE OPTIVAX INFORMATION NOR DOES VAXCEL WARRANT THAT ANY SUCH INFORMATION CONSTITUTES TRADE SECRETS OR CONFIDENTIAL INFORMATION OR THAT THE COPOLYMER PATENTS WILL BE FREE FROM CLAIMS OF INFRINGEMENT BY THIRD PARTIES OR ANY OTHER RIGHTS OF THIRD PARTIES. SIMILARLY, CORIXA DOES NOT WARRANT THE ACCURACY OF ANY INFORMATION INCLUDED WITHIN THE CORIXA MATERIAL INFORMATION NOR DOES CORIXA WARRANT THAT ANY SUCH INFORMATION CONSTITUTES TRADE SECRETS OR CONFIDENTIAL INFORMATION OR THAT THE CORIXA MATERIAL PATENTS WILL BE FREE FROM CLAIMS OF INFRINGEMENT BY THIRD PARTIES OR ANY OTHER RIGHTS OF THIRD PARTIES.

         UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE INCURRED BY OTHER PARTY OR ANY THIRD PARTY EXCEPT FOR BREACH OF SECTION IX BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND SOLELY IN CONNECTION WITH CORIXA MATERIALS OWNED BY CORIXA, EXCEPT FOR BREACH OF SECTION 12.2(IV).


                                   ARTICLE XI


                                   INDEMNITY


11.1     Indemnification by Corixa and Sublicensees

         Corixa and the Sublicensees will indemnify and hold harmless CytRx, Vaxcel, and their Affiliates, employees, officers, directors, stockholders and agents (a "CytRx / Vaxcel Indemnified Party") from and against any and all liability, loss, damages, costs, or expenses (including reasonable attorneys' fees) which the CytRx / Vaxcel Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with: (i) the breach by Corixa of any covenant, representation or warranty contained in this Agreement; (ii) the development, clinical testing, manufacturing, marketing, sale or distribution of the Product(s) by Corixa or the Sublicensees or any person on behalf of Corixa or the Sublicensees; (iii) the use by any person of the Product(s) that was manufactured, marketed, sold or distributed by Corixa, the Sublicensees, or any of their Affiliates;
         (iv) the use by Corixa, the Sublicensees, or any of their Affiliates of the Copolymer or Optivax; (v) the successful enforcement by a CytRx / Vaxcel Indemnified Party of any of the foregoing, except that neither Corixa nor any of the Sublicensees shall have any obligation to so indemnify or hold harmless for any such liability, loss damages, cost or expense (including reasonable attorney's fees) resulting from or arising in connection with the gross negligence or willful misconduct of a CytRx / Vaxcel Indemnified Party.

11.2     Indemnification by Vaxcel

         Vaxcel shall indemnify and hold harmless Corixa, the Sublicensees and their Affiliates, employees, officers, directors, stockholders and agents (a "Corixa Indemnified Party") from and against any and all liability, loss, damages, costs, or expenses (including reasonable attorneys' fees) which the Corixa Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with:
         (i) the breach by Vaxcel of any covenant, representation or warranty contained in this Agreement, or (ii) the successful enforcement by a Corixa Indemnified Party of any of the foregoing, except that Vaxcel shall have no obligation to so indemnify or hold harmless for any such liability, loss damages, cost or expense (including reasonable attorney's fees) resulting from or arising in connection with the gross negligence or willful misconduct of a Corixa Indemnified Party.

11.3     Conditions to Indemnification

         The obligations of the indemnifying party under Sections 11.1 and 11.2 are conditioned upon the prompt notification to the indemnifying party of any of the aforementioned suits or claims in writing within fifteen
         (15) days after receipt of notice by the indemnified party of such suit or claim. The indemnifying party shall have the right to assume the defense of any such suit or claim unless, in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, in which event the indemnified party may control the defense or settlement thereof. If the indemnifying party defends the claim, the indemnified party may participate in the defense of such suit or claim at its sole cost and expense. This provision for indemnification shall be void and there shall be no liability against a party as to any suit or claim for which settlement or compromise or an offer of settlement or compromise is made without the prior consent of the indemnifying party.

                                  ARTICLE XII

                         REPRESENTATIONS AND WARRANTIES



12.1     Representations and Warranties of Vaxcel

         Vaxcel represents and warrants to Corixa as follows:

                 (i) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (ii) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Vaxcel enforceable in accordance with its terms.

                 (iii) The execution and delivery of this Agreement and the performance by Vaxcel of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation or Bylaws of Vaxcel or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of any law, rule, regulation, statute, order or decree to which Vaxcel is a party or by which any of them or any of their property is subject.

                 (iv) As of the Effective Date, Vaxcel has not received any notice of any claim that the Copolymer or the Copolymer Patents infringe upon any third party's know-how, patent or other intellectual property rights.

                 (v) Vaxcel possesses all right, title, and interest in and to the Technology necessary to grant the licenses granted to Corixa hereunder.

                 (vi) Vaxcel has received from CytRx an exclusive, worldwide right and license, including the right to sublicense on the terms of the Agreement, to the Copolymer for use as a Human Vaccine Adjuvant and Vaxcel has full right to practice under the Copolymer Patents.

                 (vii) As of the Effective Date, the License Agreement, as amended and restated on August 10, 1995, between CytRx and Vaxcel is in full force and effect and grants to Vaxcel all rights necessary to Corixa's exercise in full of the rights granted by Vaxcel to Corixa hereunder.

                 (viii) Vaxcel has no contractual obligations to any third party that preclude, conflict with or in any way encumber Vaxcel's right to grant to Corixa the rights and licenses granted under the Agreement. Vaxcel shall not enter into any agreement either written or oral that conflicts with the rights and/or licenses granted to Corixa under the Agreement.

12.2     Representations and Warranties of Corixa

         Corixa represents and warrants to Vaxcel as follows:

                 (i) Corixa is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                 (ii) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Corixa enforceable in accordance with its terms.

                 (iii) The execution and delivery of this Agreement and the performance by Corixa of its obligations hereunder will not contravene, or result in any breach of, the Certificate of Incorporation or Bylaws of Corixa, or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of any law, rule, regulation, statute, order or decree to which Corixa or any of its Affiliates is a party or by which any of them or any of their property is subject.

                 (iv) Corixa is the owner of record of, and owns all right, title, and interest in and to, or is the exclusive licensee of all rights in the Field of, the Corixa Material and the Corixa Material Patents, and possesses all rights necessary to grant Vaxcel the rights granted pursuant to this Agreement.

                 (v) As of the Effective Date, Corixa has not received any notice of any claim that the Corixa Material or the Corixa Material Patents infringe upon any third party's know-how, patent or other intellectual property rights.

                 (vi) The copies of the Amended and Restated Certificate of Incorporation and bylaws of Corixa that Corixa has provided to Vaxcel are true and complete copies of such documents.

                 (vii) Except as set forth on Exhibit VII hereto, Corixa has no outstanding Common Stock, Preferred Stock, warrants, options, or rights for the purchase or acquisition of any Corixa securities (including conversion or preemptive rights and rights of first refusal). Except as provided in the Investors' Rights Agreement attached as Exhibit VIII hereto, Corixa is presently not under any obligation and has not granted any rights to register under the Securities Act of 1933, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                 (viii) Vaxcel has been provided with copies of: (x) an audited balance sheet of Corixa as of December 31, 1994 and, for the fiscal year ending on such date, an audited income statement, together with the notes thereto and reports thereon of Corixa's independent certified public accountants (the "Audited Financial Statements"); and (y) the March 21, 1996 drafts of an unaudited balance sheet of Corixa as of December 31, 1995 and, for the fiscal year ending on such date, an unaudited statement of cash flows and an unaudited statement of operations. The Audited Financial Statements: (a) are in accordance with the books and records of Corixa, which have been properly maintained and are complete and correct in all material respects; (b) present fairly the financial condition, assets, and liabilities and results of operations of Corixa as of the respective dates indicated and for the periods indicated; (c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iv) reflect adequate reserves for all known liabilities and reasonably anticipated losses.

                 (ix) To Corixa's knowledge, since December 31, 1995, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects, assets, liabilities, financial condition or operating results of Corixa from that reflected on the draft financial statements referenced in Section 12.2(viii)(y) hereof.


                                  ARTICLE XIII

                                 MISCELLANEOUS


13.1     Entire Agreement: Amendment

         This Agreement, together with the Exhibits annexed hereto sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of Vaxcel and Corixa.

13.2     Parties Independent

         In making and performing this Agreement, the parties act and shall act at all times as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Vaxcel and Corixa. Except as specifically provided herein, at no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

13.3     Effect of Invalidity of Certain Provisions

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

13.4     Governing Law

         This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Georgia, without reference to conflict of law principles.

13.5     Waivers

         The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement and to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the other party with respect to such future performance shall continue in full force and effect.

13.6     Headings

         The headings of the articles, sections and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

13.7     Notice

         Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given if sent to such party by either telecopy transmission or certified or registered first class mail, postage prepaid, return receipt requested addressed to it as follows:

                 If to Vaxcel:
                 Vaxcel, Inc.
                 154 Technology Parkway
                 Technology Park / Atlanta
                 Norcross, GA   30092
                 Telephone No. (770) 453-0195
                 Fax No. (770) 453-0194
                 Attention:  President

                 If to Corixa:
                 Corixa Corporation
                 1124 Columbia Street
                 Suite 464
                 Seattle, Washington   98104
                 Telephone No. (206) 667-5717
                 Fax No. (206) 667-5715
                 Attention:  Chief Operating Officer

         or to such other address as either party shall designate by written notice, similarly given, to the other party. Any notice if given or made by certified or registered first class mail letter, return receipt requested, shall be deemed to have been received on the earlier of the date actually received and the date three (3) days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

13.8     Successors and Assigns

         This Agreement shall not be assignable by either party without the prior written consent of the other party, except that such consent is not required in connection with the assignment of either party's rights or obligations hereunder to an Affiliate thereof or to any successor to substantially all of this Agreement whether as a result of merger, consolidation or the sale of all or substantially all of the assets of the assigning party. Subject to the foregoing, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all the terms and provisions of this Agreement.

13.9     Counterparts

         This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

13.10    Force Majeure

         The parties shall not be responsible for failure to perform any of the obligations imposed by this Agreement (except an obligation to pay money), provided such failure is caused by fire, storms, floods, strikes, lockouts, accidents, war, riots or civil commotions, inability to obtain railroad cars or raw materials, embargoes, any State or Federal regulation, law, or restriction, seizure or acquisition of the Copolymer, Optivax, the Corixa Material or the Product(s) by the Government of the United States or of any state, or of any agency thereof or by reason of any compliance with a demand or request for such product for any purpose for national defense, or any other cause or contingency beyond the reasonable control of said party (whether or not of the same kind or nature as the causes or contingencies above enumerated) shall not subject the party so failing to any liability to the other.

13.11    Dispute Resolution

         (i) Good Faith Discussions

         The parties will attempt to resolve through good faith discussions any dispute which arises under this Agreement. Any dispute may, at the election of either party, be referred to the chief executive officers of each party. If they are unable to resolve the dispute within thirty (30) days of delivery of written notice of the dispute from one party to the other, either party may seek to resolve it by initiating an Alternative Dispute Resolution ("ADR") in which the Judicial Arbitration and Mediation Services ("JAMS"), through a panel of three (3) arbitrators (the "Arbitrators"), shall control the proceedings as provided herein. If JAMS is not in existence at the time of such dispute, the American Arbitration Association shall be substituted. The location of the ADR shall be Seattle, Washington if the arbitration is initiated (as set forth below) by Vaxcel, and Atlanta, Georgia if initiated by Corixa.

         (ii) Selection of Arbitrators

         An ADR shall be initiated by a party by sending written notice thereof to the other party and JAMS, which shall state the issue(s) to be resolved. Within ten (10) business days after receipt of such notice, the other party may, by sending written notice to the initiating party and JAMS, add issues to be resolved. Within twenty (20) business days after the date of the original ADR notice, JAMS shall nominate to the parties at least ten (10) qualified nominees [as set forth in Section 13.11(iii)] from JAMS panel. Each party shall have five (5) business days after the receipt of such nominations to select one Arbitrator. The two Arbitrators will then mutually agree on a third Arbitrator to complete the panel.

         (iii) Arbitrators with Special Expertise

         Each Arbitrator shall have experience in the Field and with intellectual property law matters. In the event of a dispute between the parties relating to the calculation of any royalties or the amount of other consideration payable under this Agreement (including, without limitation, the results of any audit conducted on behalf of a party pursuant to Section 4.9), then, in addition to the qualifications set forth above and the procedure set forth in Section 13.11(ii), the Arbitrators shall be partners or full members of internationally recognized certified public accounting firms which are not auditing firms for either party and have not provided material services to either party during the last two (2) year period prior to the date of ADR initiation.

         (iv) ADR Hearing

         Except as otherwise provided in this Section 13.11, such hearing shall be conducted pursuant to the JAMS Rules or the Commercial Arbitration Rules of the American Arbitration Association (AAA), as applicable.

         (v) ADR Ruling; Fees and Expenses

         The Arbitrators shall render a disposition of the dispute (including an award of monetary damages, if applicable) as expeditiously as possible after the hearing, but not later than fifteen (15) business days after the conclusion of the hearing. The Arbitrators' disposition shall be final and not appealable, except that either party shall have the right to appeal such disposition on the basis it was affected by fraud or bad faith in connection with the ADR proceeding. A judgment on the Arbitrators' disposition may be entered in any court having jurisdiction over the parties. The reasonable fees and expenses of the Arbitrators, as well as the standard charges of JAMS for its assistance, shall be borne equally by the parties or as they may otherwise agree.

         (vi) Waiver

         A party shall not be prohibited from bringing a claim for resolution under this Section 13.11 on the ground that the claim could have been brought during an earlier proceeding under this Section 13.11.

         (vii) No Dispute Resolution

         The following disputes causes of action or claims shall not be subject to the dispute resolution process set forth in this Section 13.11:

                 (i) a claim arising from a suit, action, or proceeding brought by a third party or Sublicensee not subject to ADR;

                 (ii) A claim relating to undisputed amounts owed by either party to the other under this Agreement;

                 (iii) a suit, action, or proceeding to compel either party to comply with the dispute resolution procedures set forth in this Section 13.11;

                 (iv) a dispute, controversy, or claim relating to the scope, enforceability, infringement or validity of a patent or trademark of either party; and

                 (v) a cause of action seeking temporary or preliminary injunction relief.

13.12    Other Copolymers

         (i) Notwithstanding that the Copolymer referred to in Section 1.2 is considered by the parties to be the most appropriate for use in the Development Program, if Vaxcel acquires or holds rights in any other copolymer which, in the Research and Development Committee's judgment, may be useful to the Development Program and the parties wish to evaluate such copolymer, then Vaxcel shall make such copolymer available to Corixa for the purposes of this Agreement and such copolymer shall be deemed to be included within the definition of Copolymer in Section 1.2 herein.

         (ii) In the event a copolymer other than the Copolymer is manufactured and supplied under this Agreement and the Optivax Supply Agreement, the parties will meet and negotiate revised prices for such copolymer under the Optivax Supply Agreement to reflect any changes in the cost of manufacturing. All other terms of this Agreement and the Optivax Supply Agreement will remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



VAXCEL, INC.


By:      /s/ PAUL J. WILSON
         ------------------------------------------
Name:    Paul J. Wilson
Title:   President and Chief
         Executive Officer



CORIXA CORPORATION

By:      /s/ MARK MCDADE
         ------------------------------------------
Name:    Mark McDade
Title:   Chief Operating Officer

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.


THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


                                                                      Void after
                                                                   April 8, 2006


                        WARRANT TO PURCHASE UP TO 500,000
                       SHARES OF SERIES A PREFERRED STOCK

                                       of
                               CORIXA CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFIES THAT, for value received, Vaxcel, Inc., a Delaware corporation (the "Investor") is entitled to subscribe for and purchase, on the terms hereof, up to Five Hundred Thousand (500,000) shares of Series A Preferred Stock of Corixa Corporation, a Delaware corporation (the "Company"), with the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") dated December 2, 1994, at the per share purchase price described in Section 1.4 below, subject to adjustment as provided herein.

         This Warrant is issued pursuant to the provisions of that certain License Agreement between the Investor and the Company dated April 9, 1996 (the "License Agreement"), and all terms not otherwise defined herein shall have the meaning ascribed to such terms in the License Agreement.

         In addition, this Warrant is subject to the following terms and conditions:

         1.       Exercise of Warrant.

         The terms and conditions upon which this Warrant may be exercised, and the Series A Preferred Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

         1.1. Term. Subject to the terms hereof, this Warrant may be exercised in whole or in part in accordance with each of subsections 1.2 (a) - (j) below, at any time following the occurrence of the event set forth in each respective subsection (and all other subsections where a previous Milestone has been completed, but only to the extent that this Warrant has not been exercised previously), for up to the number of shares of Warrant Stock set forth in such subsection; provided, however, that the minimum number of shares of Warrant Stock for which this Warrant may be exercised at any one time is 25,000 shares; provided further, however, that in no event may this Warrant be exercised later than 5:00 p.m. (Pacific Standard Time) on April __, 2006.

         1.2. Number of Shares. Subject to Sections 1.1 and 1.3 hereof, this Warrant is exercisable as follows:

                  (a) For up to 100, 000 shares of the Company's Series A Preferred Stock at any time following the execution of the License Agreement;

                  (b) For up to 50,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #1 in accordance with the terms of the License Agreement;

                  (c) For up to 100,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #2 in accordance with the terms of the License Agreement;

                  (d) For up to 75,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #3 in accordance with the terms of the License Agreement;

                  (e) For up to 50,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #4 in accordance with the terms of the License Agreement,

                  (f) For up to 40,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #5 in accordance with the terms of the License Agreement;

                  (g) For up to 25,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #6 in accordance with the terms of the License Agreement;

                  (h) For up to 30,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #7 in accordance with the terms of the License Agreement;

                  (i) For up to 20,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #8 in accordance with the terms of the License Agreement;

                  (j) For up to 10,000 shares of the Company's Series A Preferred Stock at any time following the completion of Milestone #9 in accordance with the terms of the License Agreement; and

provided, however that the above share numbers are also subject to adjustment pursuant to Section 2 hereof.

         1.3. Termination of Entire License Agreement. Upon termination of the License Agreement, this Warrant is subject to the following additional terms and conditions:

                  (a) In the event the License Agreement is terminated pursuant to subsections 8.3(ii) or 8.4(iv) thereof on account of a breach of the License Agreement by the Investor, the Investor shall be entitled to exercise this Warrant for the number of shares of Series A Preferred Stock for which this Warrant is then exercisable in accordance with Section 1.2 above based on the Milestones completed prior to such termination; provided, however, that in the event of any such termination, the Company shall have the right (the "Repurchase Right"), at the Company's sole discretion, to repurchase all or any portion of the shares of Series A Preferred Stock purchased by the Investor upon any exercise of this Warrant at a price per share equal to the Warrant Price (as defined in Section 1.4 below); provided further, however the Company's Repurchase Right shall terminate when the Investor no longer holds any shares of Series A Preferred Stock;

                  (b) In the event the License Agreement is terminated pursuant to subsections 8.3(i) or 8.4(iv) thereof on account of a breach of the License Agreement by the Company, then upon such termination, the Investor shall be entitled to exercise this Warrant immediately, in whole or in part in accordance with the number of shares set forth in each of subsections 1.2(a) - (j), for up to the full 500,000 shares of Series A Preferred Stock for which this Warrant is exercisable, subject to adjustment pursuant to Section 2 hereof and subject to the limits set forth in Section 1.1; and

                  (c) In the event the License Agreement is terminated for any reason other than as set forth in subsections 1.3(a) or (b) above, the Investor shall be entitled to exercise this Warrant for the number of shares of Series A Preferred Stock for which this Warrant is then exercisable in accordance with
Section 1.2 above based on the Milestones completed prior to such termination; provided, however, that in the event of any such termination, the Company shall not have the Repurchase Right set forth in subsection 1.3 (a) hereof.

         1.4. Purchase Price. The per share purchase price for the shares of Series A Preferred Stock to be issued upon exercise of this Warrant (the "Warrant Price") shall be equal to the lesser of (i) $2.00 or (ii) the per share price of the equity securities to be issued and sold to investors in the Company's next equity financing with aggregate proceeds to the Company of at least $5,000,000 (the "Next Equity Financing"); provided, however, if the closing of the Next Equity Financing is not consummated on or before June 30, 1996, the Warrant Price shall be $2.00; provided further, however, that the Warrant Price is subject to further adjustment as provided herein. The Company hereby agrees that prior to July 1, 1996, the Company will not issue and/or sell any equity securities of the Company which are convertible into shares of the Company's Common Stock at a conversion ratio other than one-share-for-one-share.

         1.5. Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto ("Subscription Notice"), to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company's order or by wire transfer to the Company's account for the number of shares for which the purchase rights hereunder are being exercised, or any other form of consideration approved by the Company's Board of Directors. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such latter date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Series A Preferred Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

         1.6. Exercise by Exchange. In addition to and without limiting the rights of the holder hereof under the terms hereof, if the fair market value of one share of Series A Preferred Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Notice and notice of such election in which event the Company shall issue to the holder the number of shares of Series A Preferred Stock computed using the following formula:

                           X=Y(A-B)
                             ------
                              A

Where:            X =      The number of shares of Series A Preferred Stock
                           (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) to be issued to the holder upon such exercise.

                  Y = The number of shares of Series A Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) purchasable under the portion of this Warrant being canceled under this Section 1.6.

                  A = The fair market value of one share of the Company's Series A Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant).

                  B = The Warrant Price, as adjusted to the date of such notice of election.

For purposes of the above calculation, fair market value of one share of Series A Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event the Warrant is exercised in connection with the Company's Initial Public Offering, the fair market value per share shall be the product of (i) the per share offering price to the public of the Initial Public Offering, and (ii) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible at the time of such exercise.

         1.7. Issuance of Shares. As soon as reasonably practicable after each exercise of this Warrant in accordance with Section 1.2 hereof, and in any event within ten (10) days of the Company's receipt of a duly executed Subscription Notice, the Company at its expense (including the payment by it of any applicable issue and documentary stamp taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Series A Preferred Stock to which such holder shall be entitled upon such exercise, and

                  (b) in case such exercise is in part in accordance with
Section 1.2 only, a new warrant or warrants with terms consistent with the terms hereof, representing the portion of Warrant Stock with respect to which this Warrant shall not then have been exercised.

         2.       Certain Adjustments.

         2.1. Conversion of Series A Preferred Stock. Should all of the Company's Series A Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant, converted into shares of the Company's Common Stock in accordance with the Company's Restated Certificate, as amended and/or restated and effective immediately prior to such conversion of all of the Company's Series A Preferred Stock (the "Series A Conversion"), then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of Common Stock which would have been received if this Warrant had been exercised immediately prior to the Series A Conversion for that number of shares of Series A Preferred Stock for which this Warrant is exercisable immediately prior to the Series A Conversion in accordance with Section 1.2 above based on the Milestones completed immediately prior to the Series A Conversion, and the Warrant Stock received thereupon had been simultaneously converted into Common Stock. After the Series A Conversion, this Warrant shall continue to be exercisable in accordance with Sections 1.1 and 1.2 above; provided, however, that upon any exercise of this Warrant after the Series A Conversion, the holder hereof, in lieu of receiving shares of Series A Preferred Stock, shall receive that number of shares of Common Stock equal to the number of shares of Common Stock which would have been received if this Warrant had been exercised for shares of Series A Preferred Stock in accordance with Section 1.2 above based on the Milestones completed at the time of exercise and the Warrant Stock received thereupon had been simultaneously converted into Common Stock. The purchase price per share of Common Stock shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate purchase price of the number of shares of Series A Preferred Stock for which this Warrant was exercisable immediately prior to the Series A Conversion by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after the Series A Conversion; provided, however, that the aggregate purchase price shall not be adjusted.

         2.2. Common Stock Dividends. If the Company at any time following the conversion of all the Series A Preferred Stock and prior to the expiration of this Warrant shall pay a dividend with respect to Common Stock payable in shares of Common Stock, then the purchase price per share hereof shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend, to that price determined by multiplying the per share purchase price in effect by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend; provided, however, that the aggregate purchase price shall not be adjusted.

         2.3. Mergers, Consolidations or Sale of Assets. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Series A Preferred Stock (or Common Stock issuable upon conversion thereof) deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale for that number of shares of Series A Preferred Stock for which this Warrant is exercisable at the time of such exercise in accordance with Section 1.2 above based on the Milestones completed at the time of such exercise, all subject to further adjustment as provided in this Section 2. The foregoing provisions of this Section 2.3 shall similarly apply to successive reorganizations, consolidations, mergers and sales and to the stock or securities of any other corporation that are at the time receivable upon exercise of this Warrant. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Investor after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant; provided, however that the aggregate purchase price shall not be adjusted.

         2.4. Reclassification, etc. If at any time after the date hereof the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2; provided, however that no such adjustment shall be made pursuant to this Section 2.4 in connection with any Series A Conversion that is the subject of Section 2.1 above.

         2.5. Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred Stock or the determination of the holders of Series A Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series A Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A Preferred Stock (hereinafter referred to as the "Series A Equivalents") without payment of any consideration by such holder for the additional shares of Series A Preferred Stock or Series A Equivalents (including the additional shares of Series A Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price per share shall be appropriately decreased and the. number of shares of Warrant Stock shall be appropriately increased in proportion to such increase of outstanding shares; provided, however that the aggregate purchase price shall not be adjusted.

         2.6. Combination of Shares. If the number of shares of Series A Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series A Preferred Stock, the purchase price per share shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares; provided, however that the aggregate purchase price shall not be adjusted.

         2.7. Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Sections 2.2, 2.4 or 2.5, then, in each such case for the purpose of this Section 2.7, upon exercise of this Warrant, the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Series A Preferred Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Series A Preferred Stock of the Company entitled to receive such distribution; provided, however that the aggregate purchase price shall not be adjusted.

         2.8. Certificate as to Adjustments. In the case of each adjustment or readjustment of the purchase price pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

                  (a) Such adjustments and readjustments;

                  (b) The purchase price at the time in effect; and

                  (c) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

         2.9. No Dilution or Impairment. The Company will not, by amendment of its Restated Certificate or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.

         2.10. Notices of Record Date, etc. In the event of:

                  (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any fight to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other fight; or

                  (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                  (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                  The Company will mail to the holder of this Warrant at least twenty (20) days prior to the earliest date specified therein, a notice specifying:

                           (i) The date on which any such record is to be taken
for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                           (ii) The date on which any such reorganization,
reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         3. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

         4. Privilege of Stock Ownership. Except as otherwise provided hereby and prior to the exercise of this Warrant, the Investor shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this
Section 4, however, shall limit the right of the Investor to participate in distributions to the extent set forth in Section 2 hereof if the Investor ultimately exercises this Warrant, or be provided the notices described in
Section 2 hereof.

         5. Limitation of Liability. Except as otherwise provided herein, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6. Representations and Warranties of the Company.

         6.1. Authorization. The Company has full power and authority to enter into this Warrant. This Warrant has been duly authorized, executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         6.2. Reservation of Series A Preferred Stock and Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock and Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Series A Preferred Stock (and Common Stock issuable upon conversion of the Series A Preferred Stock), as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Series A Preferred Stock or Common Stock shall not be sufficient to effect the exercise of the entire Warrant and the conversion of the Series A Preferred Stock thereafter, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its best efforts to take all corporate action as may be necessary to increase its authorized but unissued shares of Series A Preferred Stock and/or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes.

         6.3. Valid Issuance. This Warrant, when issued and delivered in accordance with the terms hereof, and the Warrant Stock, when issued pursuant to the terms hereof and upon payment of the exercise price, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens.

         7. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company with respect to the issuance of the Warrant and the purchase of the Warrant Stock as follows:

         7.1. Authorization. The Investor has full power and authority to enter into this Warrant. This Warrant has been duly authorized, executed and delivered by such Investor and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         7.2. Purchase Entirely for Own Account. This Warrant is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Warrant such Investor hereby confirms, that the Warrant and the Warrant Stock will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the federal or state securities laws. The Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Warrant or the Warrant Stock.

         7.3. Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. The Investor also represents it has not been organized solely for the purpose of acquiring the Warrant or the Warrant Stock.

         7.4. Accredited Investor. The Investor is an accredited investor as defined in Rule 501 (a) of Regulation D, as amended, promulgated under the Act, and agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Warrant and the Warrant Stock in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, unless such securities have been either registered under the Act, or are exempt from the registration requirements of the Act, in an opinion of counsel reasonably satisfactory to the Company, and the Investor has complied with any restrictions on transfer contained in this Warrant.

         7.5. Restricted Securities. The Investor understands that the Warrant being issued hereunder and the Warrant Stock to be purchased hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         7.6. Legends. It is understood that the certificates evidencing the Warrant Stock may bear one or all of the following legends:

                  1. "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT."

                  2. "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

                  3. Any other legend required by the laws of any state in which the securities will be issued.

         7.7. Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Warrant and the consummation of the transactions contemplated hereby.

         8. Market Stand-Off Agreement. The Investor hereby agrees that, during the period of duration specified by the Company or an underwriter of capital stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except capital stock included in such registration; provided, however, that:

                  (a) all executive officers and directors of the Company and all other persons with registration rights enter into similar agreements; and

                  (b) such period shall not exceed one hundred eighty (180) days beginning the day after the effective date of such registration statement.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Stock of the Investor until the end of such period.

         9.       Transfers and Exchanges.

         9.1. This Warrant shall not be transferable without the prior written consent of the Company, which consent will not be unreasonably withheld.

         9.2. All new warrants issued in connection with transfers or exchanges shall be identical in form and provision to this Warrant except as to the number of shares of Warrant Stock.

         9.3. It shall be a condition to any transfer or exercise of this Warrant that the Company shall have received, at the time of such transfer or exercise, a statement in writing of the pertinent facts covering any proposed distribution thereof. It shall be a further condition to any transfer of this Warrant or of any or all of the shares of Series A Preferred Stock issued upon exercise of this Warrant (or Common Stock issuable upon conversion of the Series A Preferred Stock), other than a transfer registered under the Act, that the Company shall have received (i) a legal opinion, in form and reasonably substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and the registration requirements of the Act and
(ii) a statement in writing from, and signed by, any proposed transferees containing the same representations and warranties as set forth in Section 7 hereof. The requirement of a legal opinion shall not apply to the transfer of this Warrant or any part thereof to a partnership of which the Investor is a partner or to the beneficial owners or affiliates of such partnership without further consideration, so long as such transfer is in compliance with applicable securities laws. Each certificate evidencing the shares of Series A Preferred Stock issued upon exercise of this Warrant (or Common Stock issuable upon conversion of the Series A Preferred Stock), or upon any transfer of such shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the option of the Company, contain a legend, in form and substance satisfactory to the Company and its counsel, restricting the transfer of such shares to sales or other dispositions exempt from the requirements of the Act.

         It shall be a further condition to each such transfer that the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

         10. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the Investor and their respective successors and assigns, subject at all times to the restrictions set forth herein and in the License Agreement.

         11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         12. Saturday, Sunday, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day not a legal holiday.

         13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any such amendment or waiver shall be binding on the parties.

         14. Notices. Except as otherwise set forth herein, all notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof

         15. Registration Rights. The Company hereby agrees to do and take all actions necessary to amend the Company's Amended and Restated Investors' Rights Agreement dated December 2, 1994 (the "Rights Agreement") to include the Warrant Stock to be issued upon exercise of this Warrant in the definition of Registrable Securities (the "Amendment") by no later than May 31, 1996. The Amendment shall include a provision stating that in the event this Warrant is transferred to a third party in whole but not in part before any exercise hereof, then the rights granted to the Warrant Stock pursuant to the Rights Agreement shall also be transferred to such third party.

         16. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with Delaware law as such laws are applied to agreements which are entered into solely between Delaware residents and are to be performed entirely within the state.

Dated: April 9, 1996                    CORIXA CORPORATION

                                        By:
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                              ---------------------------

                                        Address:     1124 Columbia Street
                                                     Suite 464
                                                     Seattle, WA 98104

ACKNOWLEDGED AND AGREED


VAXCEL, INC.

By:
       -----------------------------
Name.
       -----------------------------
Title:
       -----------------------------

Address:    154 Technology Parkway
            Technology Park/Atlanta
            Norcross, GA 30092




                   SIGNATURE PAGE TO WARRANT TO PURCHASE UP TO
                   500,000 SHARES OF SERIES A PREFERRED STOCK
                              OF CORIXA CORPORATION

                                  SUBSCRIPTION
Corixa Corporation

-------------------

-------------------

-------------------

Ladies and Gentlemen:

         The undersigned, _______________, hereby elects to purchase, pursuant to the provisions of the Warrant dated April __,1996 held by the undersigned, __________ shares of the Series A Preferred Stock of Corixa Corporation, a Delaware corporation, and tenders herewith payment of the purchase price of such shares in full.

         The undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 7 of the Warrant and accepts such shares subject to the restrictions of the Warrant, copies of which are available from the Secretary of the Company.

                                                     ---------------------

Dated:                                               By:
      ------------------,-----                              --------------

                                                     Name:
                                                             --------------

                                                     Title:
                                                             --------------

                                                     Address:
                                                             --------------

                                                             --------------

                                                             --------------

                                  EXHIBIT III




DESCRIPTION OF THE COPOLYMER

CRL-1005 is a synthetic, linear, nonionic, triblock copolymer consisting of polyoxypropylene (POP) and polyoxyethylene (POE). The material is synthesized so that one central hydrophobic block of POP is positioned between two smaller hydrophilic blocks of POE within each molecule. Thus, each molecule has an amphipathic structure. CRL-1005 has an average molecular weight of approximately 12,000 daltons. The POP block comprises about 95% of each molecule of CRL-1005 and the two POE blocks represent about 5%.





                                     III-1

                                   EXHIBIT IV



SUMMARY OF THE COPOLYMER PATENTS




-------------------------------------------------------------------------------------------------
                                               U.S. FILING       U.S. SERIAL          CURRENT
TITLE                                              DATE             NUMBER            STATUS
-----                                              ----             ------            ------
Polyoxypropylene/Polyoxyethylene
Block Copolymers                                   8/94            08/292,814         Pending

Nonionic Block Copolymers                          8/94            08/472,511         Pending

Novel Vaccine Adjuvant and Vaccine                 8/95            08/513,162         Pending
-------------------------------------------------------------------------------------------------


The three U.S. Patent Applications noted above were filed on high molecular weight copolymers, including the Copolymer as defined in Section 1.2 of the Agreement and as more specifically described in Exhibit III. These three applications for high molecular weight copolymers contain claims for: (i) composition of matter; (ii) a method of manufacturing; and (iii) use as adjuvants / delivery systems with a wide variety of antigens. When combined with an antigen, the high molecular copolymers can either be formulated alone in an aqueous solution or combined with other ingredients (e.g., emulsions) in a final vaccine product.

These patent applications were also filed under the Patent Cooperation Treaty
(PCT) in August 1995. All countries were designated.

                                   EXHIBIT V

                         CORIXA CANCER ANTIGEN PATENTS


----------------------------------------------------------------------------------------------------
       PATENT NO. / APP. NO.                     COUNTRY                      FILING / ISSUE DATE
----------------------------------------------------------------------------------------------------
         THE UNIVERSITY OF
        WASHINGTON PATENTS
----------------------------------------------------------------------------------------------------
        Ser. No. 08/414,417                   United States                      Filed 3/31/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/467,083                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/466,680                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/468,545                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/486,348                   United States                      Filed 6/7/95
----------------------------------------------------------------------------------------------------

          THE WRF PATENTS
----------------------------------------------------------------------------------------------------
        Pat. No. 5,320,947                    United States                     Issued 6/14/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/251,590                   United States                      Filed 5/31/94
----------------------------------------------------------------------------------------------------
        Ser. No. 08/469,081                   United States                      Filed 6/5/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/466,224                   United States                      Filed 6/5/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/473,762                   United States                      Filed 6/7/95
----------------------------------------------------------------------------------------------------
          Pat. No. 639311                       Australia                       Issued 11/12/93
----------------------------------------------------------------------------------------------------
       Ser. No. 2,074,720-0                      Canada                          Filed 1/24/91
----------------------------------------------------------------------------------------------------
         Ser. No. 3-504130                        Japan                          Filed 1/24/91
----------------------------------------------------------------------------------------------------
        Ser. No. 91903946.1                        EPO                           Filed 1/24/91
----------------------------------------------------------------------------------------------------
       Ser. No. 94109426.01                        EPO                           Filed 1/24/91
----------------------------------------------------------------------------------------------------

         THE UNIVERSITY OF
        PITTSBURGH PATENTS
----------------------------------------------------------------------------------------------------
        Ser. No. 08/099,354                   United States                      Filed 7/30/93
----------------------------------------------------------------------------------------------------
        Ser. No. 08/288,059                   United States                      Filed 8/10/94
----------------------------------------------------------------------------------------------------
          PCT/US94/08477                           PCT                           Filed 7/29/94
----------------------------------------------------------------------------------------------------

                               EXHIBIT V (CON'T)
                         CORIXA CANCER ANTIGEN PATENTS

----------------------------------------------------------------------------------------------------
       PATENT NO. / APP. NO.                     COUNTRY                      FILING / ISSUE DATE
----------------------------------------------------------------------------------------------------
         THE CORIXA PATENTS
----------------------------------------------------------------------------------------------------
        Ser. No. 08/282,845                   United States                      Filed 7/28/94
----------------------------------------------------------------------------------------------------
        Ser. No. 08/523,436                   United States                      Filed 9/22/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/533,669                   United States                      Filed 9/22/95
----------------------------------------------------------------------------------------------------
        Ser. No. _______(1)                   United States           Invention disclosure complete;
                                                                      patent application to be filed
----------------------------------------------------------------------------------------------------
        Ser. No. 08/519,196                   United States                      Filed 8/24/95
----------------------------------------------------------------------------------------------------
        Ser. No. _______(2)                   United States                      Filed 1/10/96
----------------------------------------------------------------------------------------------------
        Ser. No. _______(3)                   United States                      Filed 1/10/96
----------------------------------------------------------------------------------------------------
        Ser. No. _______(4)                   United States           Invention disclosure complete;
                                                                      patent application to be filed
----------------------------------------------------------------------------------------------------
        Ser. No. _______(5)                   United States           Invention disclosure complete;
                                                                      patent application to be filed
----------------------------------------------------------------------------------------------------

(1) Compounds and Methods for Immunotherapy and Diagnosis of Tuberculosis

(2) Compositions and Methods for the Treatment and Diagnosis of Cancer

(3) Compositions and Methods for the Treatment and Diagnosis of Breast Cancer

(4) Human Prostatic Adenocarcinoma Antigen Immunologically Related to Rat Prostate Steroid Binding Protein

(5) Expression Cloning of LNCAP cDNA Library with Human Prostatitis Sera

                          CORIXA LEIF ADJUVANT PATENTS

U.S. Patent App. Ser. No. 08/232,534, A Leishmania Antigen Homologous to eIF4A

U.S. Patent App. Ser. No. 08/454,036, Compounds and Methods for the Stimulation and Enhancement of Protective Immune Responses and IL-12 Production

U.S. Patent App. Ser. No. 08/488,386, Methods for Enhancement of Protective Immune Responses

                               EXHIBIT V (CON'T)

                          CORIXA MICROSPHERES PATENTS

----------------------------------------------------------------------------------------------------
    SOUTHERN RESEARCH INSTITUTE
----------------------------------------------------------------------------------------------------
       PATENT NO. / APP. NO.                     COUNTRY                      FILING / ISSUE DATE
----------------------------------------------------------------------------------------------------
        PAT. NO. 4,897,268                    UNITED STATES                     ISSUED 1/30/90
----------------------------------------------------------------------------------------------------
        Pat. No. 302,582 B                         EPO                          Issued 7/27/94
----------------------------------------------------------------------------------------------------
         Pat. No. 1302260                        Canada                          Issued 6/2/92
----------------------------------------------------------------------------------------------------
          Pat. No. 611662                       Australia                       Issued 10/14/91
----------------------------------------------------------------------------------------------------
          Pat. No. 86221                         Israel                         Issued 4/28/88
----------------------------------------------------------------------------------------------------
         Pat. No. 238,727                       Argentina                       Issued 4/28/89
----------------------------------------------------------------------------------------------------
         Ser. No. 8801242                        Brazil                           Filed 8/88
----------------------------------------------------------------------------------------------------
          Ser. No. 634591                         Japan                           Filed 8/88
----------------------------------------------------------------------------------------------------
          Pat. No. 162898                        Mexico                          Issued 7/8/91
----------------------------------------------------------------------------------------------------
          Pat. No. 24813                       Philippines                      Issued 10/30/90
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
          Pat. No. 225608                      New Zealand                       Issued 5/9/91
----------------------------------------------------------------------------------------------------
         Ser. No. 594,142                        Canada                          Filed 3/15/89
----------------------------------------------------------------------------------------------------
          Ser. No. 826/89                        Ireland                         Filed 3/15/89
----------------------------------------------------------------------------------------------------
          Pat. No.  89602                        Israel                         Issued 10/10/93
----------------------------------------------------------------------------------------------------
        Ser. No. 89103098.0                       China                          Filed 3/18/89
----------------------------------------------------------------------------------------------------
          Pat. No. 48309                         Taiwan                          Issued 6/1/91
----------------------------------------------------------------------------------------------------
          Pat. No. 169330                         India                         Issued 3/16/91
----------------------------------------------------------------------------------------------------
          Pat. No. 228376                      New Zealand                        Issued 4/92
----------------------------------------------------------------------------------------------------
          Ser. No. 241319                      New Zealand                       Filed 1/16/92
----------------------------------------------------------------------------------------------------
          Pat. No. 241320                      New Zealand                      Issued 3/27/89
----------------------------------------------------------------------------------------------------
         Pat. No. 89/2103                     South Africa                      Issued 3/19/90
----------------------------------------------------------------------------------------------------
      Ser. No. PCT/US89/01083                      PCT                           Filed 3/16/89
----------------------------------------------------------------------------------------------------
        Ser. No. 8902746.6                         EPO                           Filed 3/20/89
----------------------------------------------------------------------------------------------------
          Pat. No. 633483                       Australia                       Issued 3/18/88
----------------------------------------------------------------------------------------------------
         Ser. No. 2224/90                        Denmark                         Filed 9/17/90
----------------------------------------------------------------------------------------------------

                               EXHIBIT V (CON'T)

                          CORIXA MICROSPHERES PATENTS


----------------------------------------------------------------------------------------------------
       PATENT NO. / APP. NO.                     COUNTRY                      FILING / ISSUE DATE
----------------------------------------------------------------------------------------------------
         Ser. No. 50367/89                        Japan                          Filed 9/18/90
----------------------------------------------------------------------------------------------------
        Ser. No. 89-702165                        Korea                         Filed 11/18/89
----------------------------------------------------------------------------------------------------
        Ser. No. 4831769.15                Russian Federation                    Filed 9/17/90
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
        PAT. NO. 5,075,109                    UNITED STATES                     ISSUED 12/21/91
----------------------------------------------------------------------------------------------------
        Ser. No. 08/116,484                   United States                      Filed 9/4/93
----------------------------------------------------------------------------------------------------
        Ser. No. 08/116,802                   United States                      Filed 9/4/93
----------------------------------------------------------------------------------------------------
        Ser. No. 08/468,064                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/467,314                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/469,218                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/469,463                   United States                      Filed 6/6/95
----------------------------------------------------------------------------------------------------
        Ser. No. 87309286.0                        EPO                          Filed 10/21/87
----------------------------------------------------------------------------------------------------
        Pat. No. 1,331,738                       Canada                         Issued 8/30/94
----------------------------------------------------------------------------------------------------
         Ser. No. 79929/87                      Australia                       Filed 10/19/87
----------------------------------------------------------------------------------------------------
        Ser. No. 88102219.5                       China                          Filed 4/9/88
----------------------------------------------------------------------------------------------------
         Ser. No. 5577/87                        Denmark                        Filed 10/23/87
----------------------------------------------------------------------------------------------------
         Pat. No. 1770283                         India                           Issued 7/92
----------------------------------------------------------------------------------------------------
         Ser. No. 2851/87                        Ireland                        Filed 10/23/87
----------------------------------------------------------------------------------------------------
         Pat. No. 923,159                        Israel                         Issued 6/11/91
----------------------------------------------------------------------------------------------------
        Ser. No. 2667111/87                       Japan                         Filed 10/23/87
----------------------------------------------------------------------------------------------------
          Pat. No. 37036                       South Korea                      Issued 5/21/90
----------------------------------------------------------------------------------------------------
         Pat. No. 222,278                      New Zealand                      Issued 10/22/87
----------------------------------------------------------------------------------------------------
         Pat. No. 87/7946                     South Africa                      Issued 6/29/88
----------------------------------------------------------------------------------------------------
          Pat. No. 47224                         Taiwan                         Issued 4/21/91
----------------------------------------------------------------------------------------------------

                               EXHIBIT V (CON'T)

                          CORIXA MICROSPHERES PATENTS


----------------------------------------------------------------------------------------------------
       PATENT NO. / APP. NO.                     COUNTRY                      FILING / ISSUE DATE
----------------------------------------------------------------------------------------------------

        PAT. NO. 5,407,609                    UNITED STATES                     ISSUED 4/18/95
----------------------------------------------------------------------------------------------------
      Ser. No. PCT/US90/02439                      PCT                           Filed 5/2/90
----------------------------------------------------------------------------------------------------
        Ser. No. 90908830.4                        EPO                           Filed 9/25/91
----------------------------------------------------------------------------------------------------
        Ser. No. 2,050,911                       Canada                          Filed 9/30/91
----------------------------------------------------------------------------------------------------
          Ser. No. 915129                        Finland                        Filed 10/30/91
----------------------------------------------------------------------------------------------------
        Ser. No. 91-701573                     South Korea                      Filed 10/31/91
----------------------------------------------------------------------------------------------------
        Ser. No. 508473/90                        Japan                          Filed 11/5/91
----------------------------------------------------------------------------------------------------
         Ser. No. 91.4292                        Norway                          Filed 11/1/91
----------------------------------------------------------------------------------------------------
         Pat. No. 1000614                        Greece                          Issued 5/3/90
----------------------------------------------------------------------------------------------------
         Ser. No. 1616/90                        Ireland                         Filed 5/3/90
----------------------------------------------------------------------------------------------------
          Ser. No. 94296                         Israel                          Filed 5/4/90
----------------------------------------------------------------------------------------------------
          Ser. No. 20594                         Mexico                          Filed 5/4/90
----------------------------------------------------------------------------------------------------
          Pat. No. 233570                      New Zealand                       Issued 5/4/90
----------------------------------------------------------------------------------------------------
         Pat. No. 90/3411                     South Africa                      Issued 2/27/91
----------------------------------------------------------------------------------------------------
        Ser. No. 341/MAS/90                       India                          Filed 5/4/90
----------------------------------------------------------------------------------------------------
          Pat. No. 50062                         Taiwan                         Issued 7/11/91
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
    DANA FARBER CANCER RESEARCH
             INSTITUTE
----------------------------------------------------------------------------------------------------
        Ser. No. 08/425,679                   United States                      Filed 4/18/95
----------------------------------------------------------------------------------------------------
        Ser. No. 08/481,327                   United States                      Filed 9/15/95
----------------------------------------------------------------------------------------------------
         Ser. No. 9460865                       Australia                        Filed 8/15/94
----------------------------------------------------------------------------------------------------
         Ser. No. 9407191                          EPO                          Filed 10/25/95
----------------------------------------------------------------------------------------------------

                                  EXHIBIT VII


                               CORIXA CORPORATION
                             CAPITALIZATION SUMMARY


SUMMARIZED BY INVESTOR-TYPE
-----------------------------------------------------------------------

         Venture Capital               21,052,289            74.15%
-----------------------------------------------------------------------

         Founders/Options               5,691,711            20.05%
-----------------------------------------------------------------------

       * Other Investors                1,646,737             5.80%
-----------------------------------------------------------------------

                                       28,390,737           100.00%
                                  =====================================

SUMMARIZED BY SECURITIES-TYPE
-----------------------------------------------------------------------

         Preferred Stock               15,332,279            54.00%
-----------------------------------------------------------------------

       * Common Stock                   8,376,311            29.50%
-----------------------------------------------------------------------

       * Warrants                       2,355,907             8.30%
-----------------------------------------------------------------------

         Options                        2,326,240             8.19%
-----------------------------------------------------------------------

                                       28,390,737           100.00%
                                  =====================================

* Note: includes contingent warrants of up to 887,362 (incl. Vaxcel @ 500,000) and contingent common shares of up to 150,000 shares.





                                     VII-1